                                                                       EXHIBIT 4









                       PROFIT SHARING AND RETIREMENT PLAN
                              OF CENTEX CORPORATION

               (As Amended and Restated Effective January 1, 2001)


                       PROFIT SHARING AND RETIREMENT PLAN
                              OF CENTEX CORPORATION

               (As Amended and Restated Effective January 1, 2001)

                                      INDEX

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ARTICLE I DEFINITIONS............................................................................................2


ARTICLE II ADMINISTRATION OF THE PLAN...........................................................................10

         2.1        Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration............10
         2.2        Appointment of Committee....................................................................10
         2.3        Records and Reports.........................................................................11
         2.4        Other Committee Powers and Duties...........................................................11
         2.5        Rules and Decisions.........................................................................12
         2.6        Committee Procedure.........................................................................12
         2.7        Authorization of Benefit Payments...........................................................12
         2.8        Payment of Expenses.........................................................................12
         2.9        Application and Forms for Benefits..........................................................12
         2.10       Committee Liability.........................................................................13
         2.11       Quarterly Statements........................................................................13
         2.12       Annual Audit................................................................................13
         2.13       Investment Policy...........................................................................14
         2.14       Allocation and Delegation of Committee Responsibilities.....................................14

ARTICLE III PARTICIPATION AND SERVICE...........................................................................15

         3.1        Eligibility for Participation...............................................................15
         3.2        Notification of Eligible Employees..........................................................15
         3.3        Applications by Employees...................................................................15
         3.4        Years of Service for Participation..........................................................15
         3.5        Years of Vesting Service....................................................................16
         3.6        Transferred Participants....................................................................16
         3.7        Beneficiary Upon Death......................................................................17
         3.8        Qualified Election..........................................................................18
         3.9        Qualified Military Service..................................................................18

ARTICLE IV CONTRIBUTIONS AND FORFEITURES........................................................................19

         4.1        Pre-Tax Contributions.......................................................................19
         4.2        Employer Matching Contributions.............................................................20
         4.3        Employer Profit Sharing Contributions.......................................................20


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         4.4        After-Tax Contributions.....................................................................21
         4.5        Payment and Deductions of Pre-Tax and After-Tax Contributions...............................21
         4.6        Employer Matching Contributions, Employer Profit Sharing Contributions, and Pre-Tax
                           Contributions to be Tax Deductible...................................................21
         4.7        Change of Elections and Suspension of Allotments............................................21
         4.8        Application of Funds........................................................................21
         4.9        Disposition of Forfeitures..................................................................21
         4.10       Rollover Accounts...........................................................................22
         4.11       Refunds to Employer.........................................................................23

ARTICLE V PARTICIPANT ACCOUNTS..................................................................................24

         5.1        Individual Accounts.........................................................................24
         5.2        Account Allocations and Adjustments.........................................................24
         5.3        Limitations on Contributions................................................................25
         5.4        Valuation of Trust Fund.....................................................................29
         5.5        Recognition of Different Investment Funds...................................................29

ARTICLE VI VOLUNTARY WITHDRAWALS................................................................................30

         6.1        Withdrawal from After-Tax Contribution......................................................30
         6.2        Withdrawal from Pre-Tax Contribution Account................................................30
         6.3        Withdrawal from Employer Profit Sharing Account and Employer Matching Contribution Account..30
         6.4        Hardship Withdrawals........................................................................31
         6.5        Rollover Account............................................................................32
         6.6        In-Service Withdrawal of Vested Account Balance.............................................32
         6.7        Loans to Participants.......................................................................33

ARTICLE VII PARTICIPANTS' BENEFITS..............................................................................34

         7.1        Normal Retirement Date......................................................................34
         7.2        Disability of Participants..................................................................34
         7.3        Early Retirement Date.......................................................................34
         7.4        Death of Participants.......................................................................34
         7.5        Other Termination of Service................................................................34
         7.6        Valuation Dates Determinative of Participant's Rights.......................................36
         7.7        In-Service Distributions....................................................................37

ARTICLE VIII PAYMENT OF BENEFITS................................................................................38

         8.1        Time of Payment.............................................................................38
         8.2        Method of Payment...........................................................................39
         8.3        Deferral of Payments in the Case of Non-Employee and Non-Eligible Employee Participants.....41
         8.4        Cash Out of Vested Account Balance..........................................................41
         8.5        Direct Rollovers............................................................................41
         8.6        Required Minimum Distributions..............................................................42


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         8.7        Election to Commence Benefits...............................................................42
         8.8        Claims for Benefits.........................................................................42
         8.9        Claims Review Procedure.....................................................................43
         8.10       Disputed Benefits...........................................................................44
         8.11       Optional Forms of Benefits..................................................................44

ARTICLE IX TRUST AGREEMENT; INVESTMENT FUNDS; INVESTMENT DIRECTIONS.............................................45

         9.1        Trust Agreement.............................................................................45
         9.2        Investment Funds............................................................................45
         9.3        Investment Directions of Participants.......................................................45
         9.4        Change of Investment Directions.............................................................45
         9.5        Benefits Paid Solely from Trust Fund........................................................45
         9.6        Committee Directions to Trustee.............................................................45
         9.7        Authority to Designate Investment Manager...................................................46
         9.8        Voting of Company Stock.....................................................................46

ARTICLE X ADOPTION OF PLAN BY OTHER ORGANIZATIONS; SEPARATION OF THE TRUST FUND; AMENDMENT AND TERMINATION OF
THE PLAN; DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND.....................................................47

         10.1       Adoptive Instrument.........................................................................47
         10.2       Separation of the Trust Fund................................................................47
         10.3       Voluntary Separation........................................................................48
         10.4       Amendment of the Plan.......................................................................48
         10.5       Acceptance of Amendment by Employers........................................................49
         10.6       Termination of the Plan.....................................................................49
         10.7       Liquidation and Distribution of Trust Fund Upon Termination.................................50
         10.8       Effect of Termination or Discontinuance of Contributions....................................50
         10.9       Merger of Plan with Another Plan............................................................51
         10.10      Consolidation or Merger with Another Employer...............................................51

ARTICLE XI MISCELLANEOUS PROVISIONS.............................................................................52

         11.1       Terms of Employment.........................................................................52
         11.2       Controlling Law.............................................................................52
         11.3       Invalidity of Particular Provisions.........................................................52
         11.4       Non-Alienation of Benefits..................................................................52
         11.5       Payments in Satisfaction of Claims of Participants..........................................52
         11.6       Payments Due Minors and Incompetents........................................................53
         11.7       Impossibility of Diversion of Trust Fund....................................................53
         11.8       Litigation Against the Trust................................................................53
         11.9       Evidence Furnished Conclusive...............................................................53
         11.10      Copy Available to Participants..............................................................53
         11.11      Unclaimed Benefits..........................................................................54
         11.12      Headings for Convenience Only...............................................................54


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
         11.13      Successors and Assigns......................................................................54

ARTICLE XII TOP-HEAVY PLAN REQUIREMENTS.........................................................................55

         12.1       General Rule................................................................................55
         12.2       Vesting Provisions..........................................................................55
         12.3       Minimum Contribution Percentage.............................................................55
         12.4       Limitation on Compensation..................................................................56
         12.5       Coordination With Other Plans...............................................................56
         12.6       Distributions to Certain Key Employees......................................................56
         12.7       Determination of Top-Heavy Status...........................................................57
         12.8       Modification of Top-Heavy Rules.............................................................60

ARTICLE XIII TESTING OF CONTRIBUTIONS...........................................................................62

         13.1       Definitions.................................................................................62
         13.2       Actual Deferral Percentage..................................................................63
         13.3       Actual Deferral Percentage Limits...........................................................63
         13.4       Reduction of Pre-Tax Contribution Rates by Leveling Method..................................64
         13.5       Increase in Pre-Tax Contribution Rates......................................................64
         13.6       Excess Pre-Tax Contributions................................................................65
         13.7       Contribution Percentage.....................................................................66
         13.8       Contribution Percentage Limits..............................................................67
         13.9       Treatment of Excess Aggregate Contributions.................................................67
         13.10      Multiple Use of Alternative Limitation......................................................69

APPENDIX A


APPENDIX B


APPENDIX C

                       PROFIT SHARING AND RETIREMENT PLAN
                              OF CENTEX CORPORATION

               (As Amended and Restated Effective January 1, 2001)

                                    RECITALS

                  Centex Corporation (the "Company"), to aid eligible employees accumulate capital for their future economic security, previously established on March 1, 1954, the Profit Sharing and Retirement Plan of Centex Corporation (the "Savings Plan"), as amended and restated effective March 1, 1976, and subsequently amended thereafter. The Savings Plan was intended to constitute a qualified cash or deferred profit sharing plan, within the meaning of sections 401(a) and 401(k) of the Internal Revenue Code. The Savings Plan was thereafter amended and restated in its entirety to incorporate the provisions of the Tax and Equity Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, and the Retirement Equity Act of 1984. Effective April 1, 1989, the Company amended and restated the Savings Plan to comply with the provisions of the Tax Reform Act of 1986 and subsequent legislation (the "Prior Plan").

                  The Prior Plan was subsequently amended and restated effective April 1, 1996, to provide for employer matching contributions and to make certain other changes; it was again amended and restated effective April 1, 1997, to make certain changes and to comply with the provisions of the Retirement Protection Act of 1994 under the General Agreement on Tariffs and Trades, the Uniform Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997. In addition, the plan year was changed, effective January 1, 1999, to the calendar year.

                  Effective January 1, 2001, the Prior Plan is amended and restated to comply with applicable provisions of the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, and make certain changes permitted or required under the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain design changes (the "Plan"). The Plan and underlying trust are intended to meet the requirements of Internal Revenue Code Sections 401(a), 401(k) and 501(a) and the Employee Retirement Income Security Act of 1974, as either may be amended from time to time. The provisions of the Plan shall apply to a Participant who continues his Service (as hereinafter defined) after January 1, 2001 and, except as otherwise expressly set forth herein, the rights and benefits, if any, of a Prior Plan Participant who terminates his Service prior to January 1, 2001, shall be determined under the provisions of the Plan in effect on the date his Service terminated.

                  NOW, THEREFORE, Centex Corporation hereby authorizes the amendment, restatement and continuation of the Prior Plan in the form of this Plan, effective January 1, 2001, except as otherwise provided herein, to read as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

                  Account. Any of the accounts maintained for a Participant pursuant to Section 5.1, or all such accounts collectively, as the context requires.

                  Affiliate. A corporation or other trade or business which is not an Employer under this Plan but which, together with the Company, is "under common control" within the meaning of Code Section 414(b) or (c); any organization (whether or not incorporated) which together with the Company, is a member of an "affiliated service group" within the meaning of Code Section 414(m); and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

                  After-Tax Contribution Account. The separate account maintained for a Participant to record his After-Tax Contributions to the Plan and adjustments relating thereto.

                  After-Tax Contributions. The amount of after-tax contributions to the Trust Fund contributed by a Participant pursuant to the provisions of the Plan in accordance with Section 4.4.

                  Beneficiary. A Participant's surviving spouse, or if no surviving spouse exists or if a qualified election has been made pursuant to
Section 3.8, such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to benefits hereunder following a Participant's death.

                  Board of Directors.  The board of directors of the Company.

                  Break in Service. Any Plan Year during which an Employee or Participant does not complete more than 500 Hours of Service with all the Employers and Affiliates, determined as of the end of the Plan Year.

                  Code. The Internal Revenue Code of 1986, as amended from time to time.

                  Commissioned Sales Employees. Employees who are paid on the basis of commissions and not in fixed amounts at regular intervals. If an Employee is paid on the basis of commissions or is in a position designated as one paid on the basis of commissions, then such Employee shall be considered a Commissioned Sales Employee under this section even if such Employee is paid a forgiven draw or otherwise is paid a fixed amount at regular intervals for a period of 6 months or less, provided, however, that any such Employee who is reassigned to a position which is not paid, or not designated to be paid, on the basis of commissions, shall not be considered a Commissioned Sales Employee while in any such position. An Employee who is paid in fixed amounts at regular intervals for more than 6 months shall not be considered a Commissioned Sales Employee for the period following such 6 month period until the Employee is again paid on the basis of commissions. An Employee who is in a position designated as one paid in fixed amounts at regular intervals shall not be considered a Commissioned Sales Employee even if such Employee is also eligible for bonuses based on sales or performance targets or for commissions.

                  Committee. The Administrative Committee appointed by the Company to administer the Plan and to perform the duties described in Article II.

                  Company. Centex Corporation, a Nevada corporation, and its successors.

                  Company Stock.  The common stock of the Company.

                  Compensation. All salaries and wages that are paid for personal services rendered in the course of employment with the Employer, including, but not limited to, commissions paid to salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses or other special pay payable in cash, and including foreign earned income (other than foreign service premium hardship allowance or non-incentive types of payments for foreign employment) and any amounts by which his normal remuneration is reduced pursuant to a voluntary salary reduction plan qualified under Section 125 of the Code or cash or deferred arrangement under
Section 401(k) of the Code, but excluding amounts realized from the exercise of a non-qualified stock option, or amounts realized from the sale, exchange or other distribution of stock under an incentive stock option, and other amounts that receive special tax benefits, and awards, prizes, employer or employee discounts, reimbursements or advances for travel, automobile allowances, or any other expense incurred, and any form of insurance, including, but not limited to, life, health, accident or disability, provided by the Employer; provided, however, that:

                  (a) For purposes of (1) Pre-Tax Contributions, (2) After-Tax Contributions by Participants who are not Commissioned Sales Employees, and (3) Employer Profit Sharing Contributions, the term "Compensation" shall also (i) exclude contractual bonuses, bonuses by formula and discretionary bonuses and commissions, except to the extent so provided in Appendix A hereto, with such appendix hereby incorporated by reference as a part of the Plan, and (ii) include amounts that would otherwise be included in Compensation but which are deferred pursuant to a Participant's election under a deferred compensation plan sponsored by an Employer; and

                  (b) For purposes of (1) After-Tax Contributions by Participants who are Commissioned Sales Employees and (2) Employer Matching Contributions, the term "Compensation" shall also (i) exclude any year-end bonus, other than bonuses as provided in Appendix A, and
         (ii) include amounts that would otherwise be included in Compensation but which are deferred pursuant to a Participant's election under a deferred compensation plan sponsored by an Employer.

For purposes of determining contributions or allocations under the Plan, Compensation attributable to periods during a Plan Year in which the Employee was not an Eligible Employee shall not be taken into account. Compensation taken into account under the Plan for any Plan Year shall not exceed (x) prior to January 1, 2002, $170,000, and (y) after December 31, 2001,

$200,000, as adjusted pursuant to Code Section 401(a)(17)(B). If an Employee is employed by more than one Employer, his Compensation shall be the aggregate compensation received from the Employers.

                  Contribution. Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by an Employer and any After-Tax Contributions made by a Participant pursuant to Section 4.4. Contributions by the Employer shall sometimes be referred to as Pre-Tax Contributions, Employer Matching Contributions, and Employer Profit Sharing Contributions, as specified in Sections 4.1, 4.2 and 4.3.

                  Early Retirement Date. The date an Employee has attained age 55 and completed at least 15 Years of Service.

                  Effective Date. January 1, 2001, except as otherwise provided herein.

                  Eligible Employee.  An Employee who is:

                  (a) Compensated by his Employer in fixed amounts at regular intervals without regard to the number of hours worked (that is, he is compensated on a basis other than an hourly-rated basis), even though he may receive additional compensation in the form of bonuses or overtime; provided, however, that such Employee is not eligible for Employer Matching Contributions, except as otherwise provided on Appendix B hereto, with such appendix hereby incorporated by reference as a part of the Plan; or

                  (b) A Commissioned Sales Employee; provided, however, that such Employee is not eligible for Employer Profit Sharing Contributions, except as otherwise provided on Appendix B.

                  Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services (or would be receiving such remuneration except for Leave of Absence) as an employee of an Employer. Notwithstanding anything herein to the contrary, the term "Employee" excludes any person (i) who performs services for an Employer pursuant to an arrangement wherein the person is designated, compensated or otherwise classified or treated by the Employer as a consultant, independent contractor or leased employee, (ii) who is a Leased Employee, (iii) who is a non-resident alien without U.S. source income, or (iv) whose employment is covered by a collective bargaining agreement.

                  Employer. Any organization that has adopted this Plan pursuant to the provisions of Article X, and the successors, if any, to such organization.

                  Employer Contribution Account. A reference to a Participant's Employer Profit Sharing Contribution Account and/or Employer Matching Contribution Account, as applicable.

                  Employer Matching Contribution Account. The account maintained for a Participant to record his share of the Employer Matching Contributions and adjustments relating thereto.

                  Employer Matching Contributions. Any amount contributed to the Trust Fund by the Employer pursuant to Section 4.2.

                  Employer Profit Sharing Account. The account maintained for a Participant to record his share of the Employer Profit Sharing Contributions and adjustments relating thereto.

                  Employer Profit Sharing Contributions. Any amount contributed to the Trust Fund by the Employer pursuant to Section 4.3.

                  Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.

                  Entry Date. Each January 1 or July 1 of a Plan Year for purposes of Employer Profit Sharing Contributions.

                  ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  Forfeiture. The portion of a Participant's Employer Matching Contribution Account and/or Employer Profit Sharing Account that is forfeited because of termination of Service before full vesting pursuant to Article VII.

                  Hour of Service. Each hour for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer or an Affiliate for the performance of duties or for reasons (such as vacation, holiday, sickness, incapacity, temporary layoff, jury duty, military duty, or Leave of Absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated), and each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by the Employer. In the case of Employees or Participants whose compensation is determined on an hourly basis, such Employees or Participants shall be credited with Hours of Service on the basis of Hours of Service they actually become entitled to under this Section. All other Employees or Participants shall be credited with Hours of Service as follows: (1) an Employee or Participant who is paid on a daily basis shall be credited with 10 Hours of Service for each day he performs an Hour of Service for the Employer or an Affiliate; (2) an Employee or Participant who is paid on a weekly basis shall be credited with 45 Hours of Service for each week he performs an Hour of Service for the Employer or an Affiliate; (3) an Employee or Participant who is paid on a semi-monthly basis shall be credited with 95 Hours of Service for each semi-monthly period in which he performs an Hour of Service for the Employer or an Affiliate; and (4) an Employee or Participant who is paid on a monthly basis shall be credited with 190 Hours of Service for each month he performs an Hour of Service for the Employer or an Affiliate. Hour of Service also includes any hour of service performed for an Affiliate or Centex Construction Products, Inc. that would be an Hour of Service under this Section if performed for or creditable with respect to the Employer.

                  The number of Hours of Service to be credited to an Employee or Participant who is entitled to payment for a period during which the Employee or Participant did not perform any duties shall be determined in accordance with
Section 2530.200b-2(b) of the Department of

Labor Regulations and this Section. An Employee or Participant shall not be credited with more than 501 Hours of Service during any computation period for any single, continuous period during which the Employee or Participant performs no duties. The Committee shall credit Hours of Service with respect to any Employee or Participant in the following manner:

                  (i) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for the performance of duties shall be credited for the Plan Year in which Employee performs the duties; and

                  (ii) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by the Employer for reasons (such as vacation, holiday, sickness, incapacity, temporary layoff, jury duty, military duty, or Leave of Absence) other than for the performance of duties shall be credited as follows:

                           A. If payment for such Hours of Service is calculated
                  on the basis of units of time (such as hours, days, weeks, or months), such Hours of Service shall be credited to the Plan Year(s) in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates;

                           B. If payment for such Hours of Service is not
                  calculated on the basis of units of time, such Hours of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one Plan Year, such Hours of Service shall be allocated between not more than the first 2 Plan Years on any reasonable basis which is consistently applied; and

                           C. An Employee or Participant shall not be credited
                  with Hours of Service for a period during which the Employee does not perform any duties and is entitled to payment solely because of compliance with applicable workers' compensation, unemployment compensation, or disability insurance laws; and

                  (iii) Hours of Service for which back pay has been awarded to an Employee or Participant or agreed to by the Employer shall be credited for the Plan Year(s) in which the award or the agreement pertains rather than for the Plan Year in which the award, agreement, or payment is made.

                  The Committee shall credit Hours of Service under only one of the immediately preceding paragraphs. Furthermore, if the Committee is to credit Hours of Service to an Employee or Participant for the 12 month period commencing with the Employee's or Participant's Employment Commencement Date, then that 12 month period shall be substituted for the term "Plan Year" wherever the latter term appears in this Section.

                  For purposes of determining whether an Employee or Participant has incurred a Break in Service under this Plan with respect to a termination of Service occurring prior to January 1, 2001, a Break in Service shall be determined in accordance with the "break in service" provisions of the Prior Plan.

                  For purposes of determining whether an Employee or Participant has incurred a Break in Service under this Plan with respect to a termination of Service occurring on and after January 1, 2001, an Employee or Participant shall be credited with 8 hours for each day (to a maximum of 40 hours per week) that the Employee or Participant is on any unpaid Leave of Absence. In no event shall hours credited under the preceding sentence be counted as Hours of Service for purposes of computing a Participant's vesting percentage under Article VII attributable to Employer contributions or for purposes of determining whether a Participant is eligible to share in the allocation of Employer contributions under Article VI. An Employee or Participant on "Parental Absence" shall be treated as an Employee or Participant on an unpaid Leave of Absence for purposes of the first sentence of this paragraph; provided, however, that Hours of Service credited to an Employee or Participant as a result of a Parental Absence shall be credited only in the year in which such Parental Absence commences if the Employee or Participant would incur a Break in Service during such year without being credited with Hours of Service for such Parental Absence. If the Employee or Participant would not incur a Break in Service during such year, then the Hours of Service shall be credited for the year immediately following the year in which the Parental Absence commences. For purposes of the immediately preceding sentence, the term "year" shall mean the periods of computation used hereunder to determine an Employee's or Participant's Years of Service for purposes of eligibility and Years of Vesting Service for purposes of vesting. For purposes of this paragraph, the term "Parental Absence" shall mean an absence (i) by reason of the pregnancy of the Employee or Participant, (ii) by reason of the birth of a child of the Employee or Participant, (iii) by reason of the placement of a child with the Employee or Participant in connection with the adoption of such child by such Employee or Participant or
(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for the absence of a Participant or an Employee to qualify as a Parental Absence, the Employee or Participant must furnish the Committee in a timely manner, with such information and documentation as the Committee shall reasonably require to establish that the absence from work is for the reasons referred to above and the number of days for which there was such absence. The Hours of Service to be credited in connection with such Parental Absence shall be the Hours of Service that otherwise would normally have been credited to the Employee or Participant but for such absence or, in any case in which the Committee is unable to determine the number of Hours of Service that would otherwise normally have been credited to such Employee or Participant, 8 Hours of Service per day of absence, provided that the total number of hours so treated as Hours of Service for any period of Parental Absence shall not exceed 501 Hours of Service.

                  The Committee shall resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

                  Income of the Trust Fund. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Trust Fund.

                  Investment Fund. One or more investment alternatives designated by the Committee pursuant to the Plan and Trust Agreement as alternatives in which Participants may elect to invest their Accounts.

                  Leased Employee. Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. The term "Leased Employee" shall also include any individual who is deemed to be an employee of the Employer under Section 414(o) of the Code. Notwithstanding the preceding sentences, the term "Leased Employee" shall not include individuals described in Section 414(n)(5) of the Code.

                  Leave of Absence. Any leave of absence required by law or granted by an Employer on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who entered such branches, or any other military or governmental branch designated by the Employer; or any other authorized absence from active employment with an Employer including, but not limited to, vacations, illness, temporary layoff, temporary disability, or other absence for good cause which is not treated by the Employer as a termination of employment. If an Employee or Participant does not return to work with an Employer (or an Affiliate which is not an Employer) on or before termination of a Leave of Absence, he will be considered to have terminated Service on the date his Leave of Absence expires, unless he actually terminated Service before the expiration of his Leave of Absence.

                  Normal Retirement Date. The date of the 65th birthday of a Participant.

                  Participant. An Eligible Employee who, pursuant to the provisions of Article III, has met the eligibility requirements for participation in this Plan and is participating in the Plan.

                  Plan. The Profit Sharing and Retirement Plan of Centex Corporation, set forth herein, and as hereafter amended from time to time.

                  Plan Year. The 12-month period commencing on January 1 and ending on December 31.

                  Pre-Tax Contribution Account. The account maintained for a Participant to record his Pre-Tax Contributions to the Plan and adjustments relating thereto.

                  Pre-Tax Contributions. The amount contributed pursuant to the Participant's deferral election by the Employer in accordance with Section 4.1.

                  Prior Plan. The Profit Sharing and Retirement Plan of Centex Corporation, as amended and restated effective April 1, 1997 and as thereafter amended and in effect on December 31, 2000.

                  Required Commencement Date. The April 1 first following the calendar year in which the Participant attains age 70 1/2 or, if later in the case of a Participant who is not a 5% owner (as defined in Section 416(i) of the Code) in the year in which he attains age 70 1/2, the April 1 first following the calendar year in which the Participant retires.

                  Rollover Account. The account maintained for a Participant to record his Rollover Amount and adjustments relating thereto.

                  Rollover Amount. One or more distributions to an Employee of all or any portion of the balance to the credit of an Employee in a qualified trust; except that such term shall not include (i) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (1) for the life (or life expectancy of the Employee or the joint lives (or joint life expectancies) of the Employee and the Employee's designated beneficiary, or (2) for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, or (iii) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

                  Service. An Employee's or Participant's period of employment, including any period the Employee is on Leave of Absence, with an Employer or Affiliate as determined in accordance with Article III. A "Year of Service" shall have the meaning set forth in Article III.

                  Trust Agreement. The Trust Agreement provided for in Article IX, as amended from time to time.

                  Trust Fund. The Investment Funds held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

                  Trustee.  The trustee under the Trust Agreement.

                  Valuation Date. Any date on which the United States financial markets are open and any date on which the value of the assets of the Trust Fund is determined by the Trustee pursuant to Section 5.4. The last day of each calendar quarter shall be the "Quarterly Valuation Date."

                  Vesting Service. The period of a Participant's Service considered in the determination of his vesting percentage for benefits under the Plan as determined in accordance with Article III. A "Year of Vesting Service" shall have the meaning set forth in Article III.

                  Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         2.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Employers, the Committee and the Trustee (hereinafter collectively referred to as the "Fiduciaries") shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, each Employer shall have the sole responsibility for making the contributions provided for under Sections 4.1, 4.2 and 4.3. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Committee shall have the sole responsibility to establish and carry out the investment policy and method of the Plan insofar as such investment policy and method involves the investment of Plan assets, to appoint and remove any investment manager which may be provided for under the Trust Agreement and to monitor the performance of the Trustee and any such investment manager, which responsibilities are specifically described in the Trust Agreement. The Committee shall have the sole responsibility to administer the Plan, which responsibilities are more specifically described in this Plan and the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the Trust Fund, except to the extent that the authority to manage, acquire and dispose of assets of the Trust Fund is delegated to an investment manager, all as more specifically provided in the Trust Agreement. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         2.2 Appointment of Committee. The Plan shall be administered by a Committee consisting of at least three but not more than nine persons who shall be appointed by and serve at the pleasure of the Board of Directors, which Committee shall serve in the capacity of the "plan administrator" within the meaning of Section 404 of ERISA. The members of the Committee shall not receive compensation with respect to their services for the Committee. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the Trust Fund. The Company shall pay the premiums on any bond secured for the performance of the duties of the Committee members described hereunder. The Company shall be entitled to reimbursement by other Employers for their proportionate shares of any such costs paid in whole or in part by the Company.

         2.3 Records and Reports. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and any governmental regulations issued thereunder relating to records of Participants' Service, Account balances, the percentage of such Account balances which are non-forfeitable under the Plan, and notifications to Participants. The Committee shall file or cause to be filed with the appropriate office of the Internal Revenue Service and the Department of Labor all reports, returns, notices and other information required of plan administrators under ERISA, including, but not limited to, the summary plan description, annual reports and amendments thereof. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

         2.4 Other Committee Powers and Duties. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

                  (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                  (c) To receive from the Employers and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) To give written directions to the Trustee, on behalf of Participants, as to the investment and reinvestment of the Trust Fund;

                  (g) To receive and review reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee and any investment manager;

                  (h) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel; and

                  (i) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan.

The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

         2.5 Rules and Decisions. The Committee may adopt such rules for the administration of the Plan as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances. The judgment of the Committee and each member thereof on any question arising hereunder shall be binding, final and conclusive on all parties concerned. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee.

         2.6 Committee Procedure. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a member of the Committee, and shall advise the Trustee of such actions in writing. The secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions taken in writing without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employer and the Trustee shall not be responsible for any such action or failure to act. The Committee shall designate one of its members as agent of the Plan and of the Committee for service of legal process at the principal office of the Company.

         2.7 Authorization of Benefit Payments. Except with respect to loans, as described in Section 6.7, the Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan. Alternatively, the Committee, in its sole discretion, may authorize that in-service withdrawals, as further described in Article VI, may be made upon request of the Participant through a voice response system, internet, intranet or such other manner and procedures prescribed by the Committee. The Committee shall keep on file, in such manner as it may deem convenient or proper, all reports from the Trustee.

         2.8 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan and Trust Fund, including, but not limited to, legal, accounting, investment manager and Trustee fees shall be paid by the Trust, except where required by law or regulation to be paid by the Company.

         2.9 Application and Forms for Benefits. The Committee may require an Employee or Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely on such information so furnished it, including the Employee's or Participant's current mailing address.

         2.10 Committee Liability. Except to the extent that such liability is created by ERISA, no member of the Committee, or any designee thereof, shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee, and any designee thereof, from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee), and liabilities (including any amounts paid in settlement with the Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         2.11 Quarterly Statements. As soon as practicable after each Quarterly Valuation Date, the Committee shall prepare and deliver to each Participant a written or electronic statement showing as of that Quarterly Valuation Date:

                  (a) The balance in his Account in the Trust Fund as of the preceding Quarterly Valuation Date;

                  (b) The amount of Employer Matching Contributions allocated to his Employer Matching Contribution Account and the amount of his Pre-Tax and After-Tax Contributions for each calendar quarter ending on such Quarterly Valuation Date;

                  (c) The amount of Employer Profit Sharing Contributions allocated to his Employer Profit Sharing Account and the amount of his Pre-Tax and After-Tax Contributions for each calendar quarter ending on such Quarterly Valuation Date;

                  (d) The adjustments to his Account to reflect his share of income and expenses of the Trust Fund and appreciation or depreciation in Trust Fund assets during each calendar quarter ending on such Quarterly Valuation Date;

                  (e) The new balance in his Account as of that Quarterly Valuation Date; and

                  (f) Such information as the Committee deems appropriate to advise him of his relative interests in each Investment Fund as of the preceding Quarterly Valuation Date and the current Quarterly Valuation Date.

         2.12 Annual Audit. The Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of this Plan and Trust Fund and of other books and records of this Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are certified by the preparer as accurate and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

         2.13 Investment Policy. The Committee shall, at a meeting duly called for such purpose, establish an investment policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Committee shall meet at least annually to review such investment policy and method. In establishing and reviewing such investment policy and method, the Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth.

         2.14 Allocation and Delegation of Committee Responsibilities. Upon the approval of a majority of the members of the Committee, the Committee may (i) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan and Trust Agreement and/or (ii) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan and Trust Agreement. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

                                  ARTICLE III

                           PARTICIPATION AND SERVICE

         3.1 Eligibility for Participation. Each Employee who was a Participant in the Prior Plan immediately preceding the Effective Date, shall continue as an active Participant in this Plan if he is employed by the Employer as of the Effective Date. Each other Employee who is an Eligible Employee shall become eligible to participate in the Plan for purposes of Pre-Tax Contributions under
Section 4.1, Employer Matching Contributions under Section 4.2, and After-Tax Contributions under Section 4.4, and for purposes of allocating such contributions pursuant to Section 5.2, on his Employment Commencement Date. Each Eligible Employee who was not a Participant in the Plan as of the Effective Date, shall become a Participant in the Plan for purposes of receiving Employer Profit Sharing Contributions pursuant to Section 4.3, and for purposes of allocating such contributions pursuant to Section 5.2, on the applicable Entry Date coinciding with or next following the date he completes one Year of Service.

         3.2 Notification of Eligible Employees. The Committee, which shall be the sole judge of the eligibility of an Employee to participate under the Plan, shall notify each Employee of his initial eligibility to participate in the Plan.

         3.3 Applications by Employees. Each Employee who shall become eligible to become a Participant under the Plan, and who shall desire so to become a Participant, shall enroll in the Plan by such form as designated by the Committee in which the Participant shall (i) elect to make and designate the amount of his Pre-Tax Contributions and/or After-Tax Contributions to the Plan,
(ii) elect his choice of investment options under Section 9.3 for his benefits under the Plan, (iii) authorize payroll deductions for his Pre-Tax Contributions and/or After-Tax Contributions and (iv) provide any other information the Committee considers necessary or desirable to administer the Plan.

         3.4 Years of Service for Participation. For purposes of determining an Employee's Service for eligibility to participate in the Plan, an Employee shall
(i) with respect to periods of time prior to January 1, 2001, be given credit for a Year of Service for each "year of service" with which he was credited pursuant to the Prior Plan, and (ii) with respect to periods of time on or after January 1, 2001, be given credit for a Year of Service if he:

                  (a) Completes not less than 1,000 Hours of Service within the 12 consecutive month period beginning with his Employment Commencement Date; and

                  (b) Remains employed during that entire twelve (12) month period.

In addition, an Employee shall be given credit for a Year of Service for each Plan Year, commencing with the Plan Year that includes the first anniversary date of his Employment Commencement Date, during which he completes not less than 1,000 Hours of Service.

                  In the case of an Employee who separates from Service and then resumes Service, but not as a Re-Employed Employee (as defined below), after his number of consecutive Breaks in Service equals or exceeds the greater of 5 or his Years of Service, his Years of Service, defined herein, prior to his resumption of employment shall be disregarded. For purposes of this Section, in the case of such an Employee, his Employment Commencement Date shall mean the date on which the Employee first performs an Hour of Service for the Employer following the close of the last Plan Year in which the Employee incurred a Break in Service.

                  In the case of an Employee who separates from Service and then resumes Service as a Re-Employed Employee, such Re-Employed Employee shall re-enter the Plan as a Participate on the later of:

                  (x) The day he performs his first Hour of Service as a result of his resumption of Service; or

                      (y) The date his participation would have commenced had there been no separation from Service unless he separates from Service subsequent to his resumption of Service, but before such date.

For purposes of this Plan, a Re-Employed Employee shall mean an Employee who separated from Service with the Employer or an Affiliate (1) with a vested interest in Employer contributions under the Plan or employee contributions under any other defined contribution plan maintained by the Company or an Affiliate ("Related Plan"), or (2) without a vested interest in Employer Contributions under the Plan or employer contributions under a Related Plan but who resumes Service before his number of consecutive Breaks in Service equals or exceeds the greater of 5 or his number of Years of Service (as defined in this Section).

                  Any other Employee whose Service terminates and who is subsequently re-employed and resumes Service shall commence participation in accordance with the provisions of Section 3.1.

         3.5 Years of Vesting Service. For purposes of determining an Employee's vesting under Section 7.5, an Employee shall (i) with respect to periods of time prior to January 1, 2001, be credited with a Year of Vesting Service for each "year of service" with which he was credited for vesting purposes pursuant to the Prior Plan, and (ii) with respect to periods of time on and after January 1, 2001, be given credit for a Year of Vesting Service for any Plan Year during which he is continuously employed by the Employer or during which the Employee completes not less than 1,000 Hours of Service.

                  In the case of an Employee who separates from Service and who then resumes Service with the Employer, but is not a Re-Employed Employee (as defined in Section 3.4), except that the reference to Years of Service shall mean Years of Vesting Service as defined in this Section, Years of Vesting Service prior to his resumption of Service shall be disregarded. If a Participant incurs 5 consecutive Breaks in Service, Vesting Service after such Breaks in Service shall not increase the Participant's vested percentage in his Account balance attributable to Employer contributions that were made prior to such 5 consecutive Breaks in Service.

         3.6 Transferred Participants. If a Participant is transferred to an Affiliate, or to an employment classification with an Employer which is not covered by this Plan, his participation shall be suspended until he is subsequently re-employed by an Employer in an employment classification covered by the Plan; provided, however, that during such suspension period (i) such Participant shall be credited with Service in accordance with Section 3.4 and 3.5, (ii) he shall not be entitled or required to make contributions under Section 4.1 or 4.4, (iii) his Employer Matching Contribution Account and Employer Profit Sharing Account shall receive no Employer Contribution allocations except to the extent provided in Sections 4.2,
4.3 and 5.2 and (iv) his Account shall continue to share proportionately in Income of the Trust Fund as provided in Article V. If an Employee is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Participant under Section 3.1 and for purposes of vesting under Section 7.5.

                  In the event an employee of a domestic Affiliate is transferred to employment with an Employer in an employment classification covered by this Plan and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as this Plan in which the Employee was a participant immediately preceding his transfer, such employee's account balance in a domestic Affiliate's defined contribution plan qualified under
Section 401(a) of the Code, determined on the Valuation Date coincident with or next following the date of the employee's transfer, may, subject to the approval and in the sole discretion of the Committee, be transferred to the Trust Fund held under this Plan and allocated among the Investment Funds in accordance with the provisions of Section 9.3; provided, however, that such plan otherwise permits and approves of such transfer. In the event a Participant under this Plan is transferred to employment with an Affiliate and such Affiliate provides a thrift, savings or profit-sharing plan of like nature and intent as this Plan in which the Participant will be eligible to participate as an employee of such Affiliate, such Participant's account balances in this Plan, determined as of the Valuation Date coincident with or next following the date of the Participant's transfer, may, subject to the approval of the plan administrator of the Affiliate's plan and the Committee, in its sole discretion, be transferred to such plan and allocated between the investment funds held thereunder in accordance with the provisions thereof. For purposes of this paragraph, all references to "Affiliate" shall include employment classifications with an Employer.

         3.7 Beneficiary Upon Death. Upon the death of a Participant, his Account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 3.8, to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer, or if no such designation shall have been so filed, to his estate. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's Employer, and in no event shall it be effective as of a date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in
Section 414(p) of the Code. As soon as possible after an Employee has become a Participant he shall file with the Committee a designation, in the form prescribed by the Committee, of the Beneficiary to receive benefits payable hereunder upon his death. The Participant may at any time change or cancel any such designation on a form prescribed by the Committee. The last such designation received by the Committee shall be controlling over any testamentary or other disposition; provided, however, that no designation or change or cancellation thereof shall be effective prior to the

Participant's death, and in no event shall it be effective as of a date prior to such receipt. If the Committee shall be in doubt as to the right of any Beneficiary designated by a deceased Participant to take the interest of such decedent, the Committee may direct the Trustee to pay the amount in question to the estate of such Participant, in which event the Trustee, the Employer, the Committee and any other person in any manner connected with the Plan shall have no further liability in respect of the amount so paid.

         3.8 Qualified Election. The Participant's spouse may waive the right to receive the Participant's full vested Account balance. The election to waive the Participant's full vested Account balance must designate a Beneficiary which may not be changed without spousal consent (or the consent of the spouse must expressly permit designation by the Participant without any requirement of further consent of the spouse). A consent that permits designations by the Participant without all requirement of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right. The waiver must be in writing and the Participant's spouse must acknowledge the effect of the waiver. The spouse's consent to a waiver must be witnessed by a Plan representative or a notary public. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

         3.9 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code. Qualified Military Service shall mean any service in the uniformed services, as defined in Chapter 43 of Title 38 of the United States Code, by any individual who is entitled to re-employment rights under such chapter with respect to such service.

                                   ARTICLE IV

                         CONTRIBUTIONS AND FORFEITURES

         4.1 Pre-Tax Contributions. Each Eligible Employee who elects to make Pre-Tax Contributions for a Plan Year may initially elect to defer each pay period a portion of his salary in whole percentages of not less than 1% and not more than 15% of his Compensation and, unless otherwise provided by the Committee, an additional deferral from the last pay check of any calendar quarter; provided, however, that his total Pre-Tax Contributions under this Section for any Plan Year shall not exceed (i) 15% of a Participant's Compensation for the Plan Year or (ii) the annual limit under Code Section 402(g) for the Plan Year (as adjusted by the Secretary of the Treasury to reflect increases in the cost-of-living), except, effective as of January 1, 2002, to the extent permitted under this Section with respect to "catch-up contributions" (as provided below) pursuant to Section 414(v) of the Code, if applicable.

                  Notwithstanding the foregoing paragraph of this Section, effective for Plan Years commencing after December 31, 2001, each Eligible Employee who may elect to make Pre-Tax Contributions under this Section and has attained age 50 before the close of the Plan Year shall be eligible to elect to make "catch-up contributions" in accordance with, and subject to the limitations of, Code Section 414(v), in the form and manner prescribed by the Committee. Such "catch-up contributions" shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions.

                  Each Participant's Pre-Tax Contribution shall be contributed to the Trust Fund by the Employer. Each such election shall be made pursuant to the provisions of Section 3.3 and shall continue in effect during subsequent Plan Years unless the Participant shall notify the Committee in the manner hereinafter provided of his election to change or discontinue his Pre-Tax Contribution rate as provided in Section 4.7. Each Participant's Pre-Tax Contribution Account shall be fully vested and non-forfeitable at all times.

                  In the event a Participant's Pre-Tax Contributions exceed the applicable limit described in the first paragraph of this Section, or in the event the Participant submits a written claim to the Committee, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Participant in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss attributable thereto for the Plan Year in which the Excess Deferral occurred, shall be returned to the Participant no later than required under the Code and applicable regulations thereunder during the following year. The amount of any Excess Deferrals to be distributed to a Participant for a taxable year shall be reduced by excess Pre-Tax Contributions previously recharacterized or distributed pursuant to Article XIII for the Plan Year beginning in such taxable year. The income or loss attributable to the Participant's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Pre-Tax Contribution Account balance for the Plan

Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Participant's total Pre-Tax Contribution Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. For these purposes, distribution of an Excess Deferral on or before the 15th day of a calendar month shall be treated as having been made on the last day of the preceding month, and a distribution made thereafter shall be treated as having been made on the first day of the next month. Excess Deferrals shall be treated as Annual Additions under Article V of the Plan.

         4.2 Employer Matching Contributions. During a Plan Year, each Employer, in its sole discretion, may make a discretionary Employer Matching Contribution on behalf of Participants employed by each such Employer in an amount based upon the percentage determined by the board of directors of each such Employer prior to the beginning of the Plan Year of the total of each such Participant's Pre-Tax Contributions on a payroll, quarterly or annual basis, as each such Employer may, in its sole discretion, deem appropriate and advisable; provided, that for an annual Employer Matching Contribution, a Participant must be in the active Service of the Employer (or, to the extent required by applicable law, on Leave of Absence) as of the last day of the applicable Plan Year to receive such contribution. The foregoing notwithstanding, with respect to a Participant who defers his Compensation for one or more payroll periods during a Plan Year at a rate in excess of that percentage of his Compensation eligible for Employer Matching Contributions for such Plan Year, if any, and who ceases or reduces the rate of his Pre-Tax Contributions for any reason (including suspension due to a withdrawal), Employer Matching Contributions to his Employer Matching Contribution Account shall be made not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extensions granted for the filing of such tax return after the close of such Plan Year in question for such Plan Year in such an amount that the aggregate of such contributions for such Plan Year is equal to the amount provided by the applicable Employer pursuant to this Section; provided, however, that such Participant is in the active Service of the Employer (or, to the extent required by applicable law, on Leave of Absence) as of the last day of the applicable Plan Year.

         4.3 Employer Profit Sharing Contributions. Each Employer may, in its sole discretion, elect to make an Employer Profit Sharing Contribution to the Trust Fund for any Plan Year in such amount as the board of directors of the Employer, in its sole discretion, may direct from time to time as it deems appropriate or advisable, on behalf of Participants (a) who are Eligible Employees with respect to Employer Profit Sharing Contributions during a Plan Year for which the Employer elects to make such a contribution and (b) who (i) are in the Service of an Employer as of the last day of such Plan Year or (ii) terminated Service during such Plan Year due to death, retirement (within the meaning of Sections 7.1, 7.3 and 7.4) or disability (within the meaning of
Section 7.2) and have not received a lump sum distribution of their benefit under the Plan. Such contribution, if any, shall be deemed made on account of a Plan Year if the board of directors of the Employer determines and approves the amount of such Employer Profit Sharing Contribution by appropriate action and designates such amount in writing to the Trustee as payment on account of such Plan Year. All Employer Profit Sharing Contributions of the Employer shall be paid to the Trustee not later than the time prescribed by law for filing the federal income tax return of the Employer, including any extension which has been granted for the filing of such tax return. The Plan Administrator shall be immediately advised in writing of the amount of such contribution.

         4.4 After-Tax Contributions. Each eligible Participant may elect to make After-Tax Contributions under the Plan for any Plan Year, subject to the limitations of this Section and in other provisions of this Plan. A Participant may elect to so contribute each pay period a portion of his salary in the form of After-Tax Contributions in whole percentages of not less than 1% nor more than 10% of the Compensation paid to the Participant by his Employer during such pay period and, unless otherwise provided by the Committee, an additional contribution from the last pay check of any calendar quarter; provided, however, that the total After-Tax Contributions under this Section for any Plan Year shall not exceed 10% of his Compensation for the Plan Year. None of the After-Tax Contributions will be deemed deductible for federal income tax purposes.

         4.5 Payment and Deductions of Pre-Tax and After-Tax Contributions. A Participant's deferrals and contributions under Section 4.1 and Section 4.4 shall be deducted by his Employer on each pay period from the Compensation paid to such Participant for that period and paid to the Trustee as soon as administratively feasible but in no event later than 15 business days after the end of the pay period for which the deferral or contribution relates.

         4.6 Employer Matching Contributions, Employer Profit Sharing Contributions, and Pre-Tax Contributions to be Tax Deductible. Employer Matching Contributions, Employer Profit Sharing Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Matching Contributions, Employer Profit Sharing Contributions, and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under
Section 404 of the Code.

         4.7 Change of Elections and Suspension of Allotments. Any Participant may increase or decrease the percentage of his salary designated as Pre-Tax Contributions or After-Tax Contributions, or suspend his Pre-Tax Contribution or After-Tax Contributions entirely, with any such change to be effective as soon as reasonably practicable following receipt of the change of elections, in the manner prescribed by the Committee in its sole discretion. In the case of total suspension of Pre-Tax Contributions or After-Tax Contributions, if applicable, the Employer Matching Contribution will automatically cease. Pre-Tax Contributions or After-Tax Contributions which are not made during a period of suspension shall not be made retroactively.

         4.8 Application of Funds. The Trustee shall hold or apply the Contributions so received by it subject to the provisions of the Plan; and no part thereof (except as otherwise provided in the Trust Agreement) shall be used for any purpose other than the exclusive use of the Participants or their Beneficiaries.

         4.9 Disposition of Forfeitures. In any case in which a Participant is not entitled to the full amount in his Employer Matching Contribution Account or his Employer Profit Sharing

Account, the amount to which he is not entitled shall be forfeited, and shall be allocated in the following order:

                  (a) First, such Forfeitures shall be allocated to reinstate any Employer Matching Contribution Accounts and Employer Profit Sharing Accounts of Participants who return to Service and are entitled to account reinstatement in accordance with Section 7.5.

                  (b) Second, such Forfeitures shall be applied to restore any amounts forfeited under the unclaimed benefits provisions of Section 11.11.

                  (c) Third, such Forfeitures shall be applied against the next succeeding Employer Matching Contribution and/or Employee Profit Sharing Contributions and/or pay incident expenses of the Plan.

         4.10 Rollover Accounts. Any Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of Section 3.1 may file with the Committee a written request that the Trustee accept a Rollover Amount from such Employee. The acceptance of Rollover Account under this Section shall be subject to the following conditions:

                  (a) Rollover Amount shall be in cash only.

                  (b) No Rollover Amount may be transferred to the Plan without the prior procedural approval of the Committee. The Committee shall develop such procedures and may require such information from an Employee desiring to make such a transfer as it deems necessary or desirable. The Committee may act in its sole discretion in determining whether to accept the transfer, and shall act in a uniform, non-discriminatory manner in this regard.

                  (c) Upon approval by the Committee, a Rollover Amount shall be paid to the Trustee to be held in the Trust Fund.

                  (d) A separate Rollover Account shall be established and maintained for each Employee who has made a Rollover Amount. A Rollover Account shall share in the earnings and/or losses of the Trust Fund (and component Investment Funds in which such account may be invested) commencing on the Valuation Date coincident with or next following the date on which the transferred amount is placed in the Trust Fund. The Employee's interest in his Rollover Account shall be fully vested and non-forfeitable. If an Employee who is otherwise eligible to participate in the Plan but who has not yet begun participation under
         Section 3.1 of the Plan makes a Rollover Amount to the Plan, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

                  (e) The Committee shall be entitled to rely on the representation of the Employee that the Rollover Amount is an "eligible rollover distribution" within the meaning of Code Section 402(c)(4). If, however, it is determined that a transfer received from or on behalf of a Employee failed to qualify as an eligible rollover distribution, then the balance in the Employee's Rollover Account attributable to the ineligible transfer shall, along with any earnings thereon, as soon as is administratively practicable, be:

                           (1) segregated from all other Plan assets;

                           (2) treated as a non-qualified trust established by
                  and for the benefit of the Participant; and

                           (3)      distributed to the Employee.

         Such an ineligible transfer shall be deemed never to have been a part of the Plan or Trust.

                  The Rollover Account shall not share in Employer Matching Contribution or Employer Profit Sharing Contribution allocations. Upon termination of employment, the total amount of the Rollover Account shall be distributed in accordance with Article VIII. Notwithstanding anything in this Plan to the contrary, no such transfer of a Rollover Amount shall include a transfer of benefits from a defined benefit plan or from a defined contribution plan subject to Code Section 412.

         4.11 Refunds to Employer. Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

                  (a) was made by mistake of fact; or

                  (b) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

                  Any Contribution made by the Employer during any Plan Year in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code may be refunded only within one year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be non-deductible, not been contributed.

                                   ARTICLE V

                              PARTICIPANT ACCOUNTS

         5.1 Individual Accounts. The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund and in its component Investment Funds of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. A Participant may have up to five separate accounts: (i) a Pre-Tax Contribution Account, (ii) an After-Tax Contribution Account, (iii) an Employer Profit Sharing Account, (iv) an Employer Matching Contribution Account, and (v) a Rollover Account. The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

                  If a Participant incurs 5 consecutive Breaks in Service and subsequently reenters the Plan as a Re-Employed Employee (as defined in Section 3.4) prior to the time that he has received a distribution hereunder equal to 100% of his vested Account balance, determined as of the last day of the Plan Year in which he incurred the last of such 5 consecutive Breaks in Service, the Committee may, in its discretion, maintain, or cause to be maintained, separate Employer Contribution Accounts for the Participant's pre-Breaks in Service Account balances attributable to Employer Contributions and Forfeitures, and separate Employer Contribution Accounts for his post-Breaks in Service Account balances attributable to the Employer Contributions and Forfeitures unless the Participant's entire Account balance under the Plan is 100% vested at the time he incurs the last of such 5 consecutive Breaks in Service.

         5.2 Account Allocations and Adjustments.

                  (a) Pre-Tax Contributions and After-Tax Contributions. Pre-Tax Contributions and After-Tax Contributions received in the Trust Fund since the preceding Valuation Date shall be credited to the respective Pre-Tax Contribution Accounts and After-Tax Contribution Accounts of the Participants, and invested in the Investment Funds in accordance with their instructions pursuant to Section 9.3.

                  (b) Employer Matching Contributions. Employer Matching Contributions received in the Trust Fund since the preceding Valuation Date shall be allocated to the eligible Participants' Employer Matching Accounts based on the percentage of each such Participant's eligible Pre-Tax Contributions as determined pursuant to Section 4.2, and invested in the Investment Funds in accordance with the Participant's instructions pursuant to Section 9.3.

                  (c) Employer Profit Sharing Contributions. Employer Profit Sharing Contributions received in the Trust Fund for a Plan Year shall be allocated and credited to the Employer Profit Sharing Account of the eligible Participant for such Plan Year, as defined in Section 4.3, as of the last day of such Plan Year in the ratio that the sum of each eligible Participant's total "points" (as defined herein) credited to such Participant for the such Plan Year bears to the total Points credited to all eligible Participants for such Plan Year. For purposes of this Section 5.2(c), each eligible Participant for a Employer Profit Sharing Contribution for a Plan Year shall be accorded one (1) point for each Year of Vesting Service and one (1) point for each $100 of Compensation for the Plan Year (provided, however, that Compensation shall not include any Compensation earned prior to a Participant's Entry Date).

                  (d) Forfeitures. Forfeitures which have become available for reallocation or restoration shall be applied pursuant to Section 4.9.

                  (e) Adjustments. As of each Valuation Date, all payments and distributions made under the Plan since the immediately preceding Valuation Date to or for the benefit of a Participant or his Beneficiary and any withdrawals by a Participant pursuant to Article VIII will be charged to the proper Account of such Participant unless previously charged.

         5.3 Limitations on Contributions. Notwithstanding any provision of this Plan to the contrary, the total Annual Additions made to the account of a Participant for any Limitation Year (the Plan Year) shall be subject to the following limitations:

                  (i) Single Defined Contribution Plan

                  1. If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

                  2. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                  3. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Employee's actual Compensation for such Limitation Year.

                  4. If there is an Excess Amount with respect to a Participant for the Limitation Year, such amount shall be returned or reduced as follows: (i) there shall first be returned to the Participant his After-Tax Contributions attributable to that Limitation Year; and (ii) to the extent the return in (i) is not sufficient, then a return of his Pre-Tax Contributions attributable to that Limitation Year; and (iii) to the extent the returns in (i) and (ii) are not sufficient, then a reduction of his Employer Matching Contributions and/or Employer Profit Sharing Contributions attributable to that Limitation Year to the extent such reduced Contributions would reduce the Excess Amount. Excess Amounts will be treated as a forfeiture and shall be applied as a credit to subsequent Employer contributions or reallocated to other Employees to the extent such allocations do not exceed the Maximum Permissible Amount. Any Excess Amounts that cannot be allocated will be held in a suspense account. All amounts in the suspense account must be allocated and reallocated to the Employee's Accounts (subject to the limitations of Section 415) in succeeding Limitation Years before any Employer contribution and non-deductible employee contribution which would constitute Annual Additions may be made to the Plan.

                  If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses.

                  (ii) Two or More Defined Contribution Plans

                  1. If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of:

                           A. the Maximum Permissible Amount, reduced by the sum
                  of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under this Plan and such other defined contribution plans; or

                           B. any other limitation contained in this Plan.

                  2. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amount referred to in subparagraph 1(A) above, may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                  3. As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in subparagraph 1(A) above shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                  4. If a Participant's Annual Additions under this Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

                  5. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                  A. the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code); times ------

                  B. the ratio of (A) the amount allocated to the Participant as of such date under this Plan, divided by (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

                  6. Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 5.3(i)(4).

                  (iii) Definitions

                  1. Employer: The Company and any other Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of these sections.

                  2. Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  3. Limitation Year: A 12 consecutive month period ending on December 31.

                  4. Maximum Permissible Amount: For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

                           A. $35,000, prior to January 1, 2002, or $40,000,
                  after December 31, 2001, as adjusted pursuant to Code Section 415(d); or

                           B. 25% of the Participant's Compensation for a
                  Limitation Year prior to January 1, 2002, and 100% of the Participant's Compensation for a Limitation Year after December 31, 2001.

         With respect to the foregoing limitations, effective for Plan Years commencing after December 31, 2001, any "catch-up contributions" made pursuant to Section 4.1, as provided under Code Section 414(v), shall not be included. The Compensation limitation referred to in subparagraph B above shall not apply to:

                           (i) Any contribution for medical benefits (within the
                  meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition; or

                           (ii) Any amount otherwise treated as an Annual
                  Addition under Code Section 415(l)(1).

                  5. Compensation: For purposes of determining compliance with the limitations of Code Section 415, Compensation shall mean a Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses and excluding the following:

                           (a) Employer contributions to a plan of a deferred
                  compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an employee to a simplified employee pension plan to the extent such contributions are deductible under Code Section 219(b)(2), and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed (however, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation in the year such amounts are included in the gross income of the Employee);

                           (b) Amounts realized from the exercise of a
                  non-qualified stock option, or when restricted stock (or property) held by an employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (c) amounts realized from the sale, exchange or other
                  disposition of stock acquired under a qualified stock option; and

                           (d) Other amounts which receive special tax benefits,
                  or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a Section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

         For purposes of applying the limitations in this Section, amounts included as compensation are those actually paid or made available to a Participant within the Limitation Year. Compensation shall be limited to (1) $170,000 for a Limitation Year prior to January 1, 2002, and (2) $200,000 for a Limitation Year after December 31, 2001, $200,000, as adjusted pursuant to 401(a)(17)(B). Notwithstanding anything to the contrary in the definition, Compensation under this shall include any and all items which may be includable in Compensation under Section 415(c)(3) of the Code, including (i) any elective deferral (as defined in Code Section 402(g)(3)), and (ii) any amount which is contributed or deferred by the Employer and is not includable in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) and 457.

                  6. Average Compensation: The average Compensation during a Participant's high three years of service, which period is the three consecutive calendar years (or, the actual number of consecutive years of employment for those Employees who are employed for less than three consecutive years with the Employer) during which the Employee had the greatest aggregate Compensation from the Employer.

                  7. Annual Additions: With respect to each Limitation Year, the total of the Employer Matching Contributions, Employer Profit Sharing Contributions, Pre-Tax Contributions, After-Tax Contributions, Forfeitures and amounts described in Code Sections 415(l) and 419A(d)(2) which are allocated to a Participant's Account, excluding, however, "catch-up contributions" pursuant to Code Section 414(v).

         5.4 Valuation of Trust Fund. A valuation of the Trust Fund shall be made as of each Valuation Date and on any other date during the Plan Year that the Committee deems a valuation to be advisable. Any such interim valuation shall be exercised on a uniform and non-discriminatory basis. For the purposes of each valuation, the assets of the Trust Fund shall be valued at the respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties constituting the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on a modified cash basis.

         5.5 Recognition of Different Investment Funds. As provided in Article IX, Investment Funds shall be established, and each Participant shall direct, within the limitations set forth in Sections 9.3 and 9.4, what portion of the balance in his Accounts shall be deposited in each Investment Fund. Consequently, when appropriate, a Participant shall have a Pre-Tax Contribution Account, an After-Tax Contribution Account, an Employer Matching Contribution Account, Employer Profit Sharing Account, and a Rollover Account in each such Investment Fund and the allocations described in Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of the Investment Funds. Because Participants have a choice of Investment Funds, any reference in this Plan to a Pre-Tax Contribution Account, an After-Tax Contribution Account, an Employer Matching Contribution Account, an Employer Profit Sharing Account or a Rollover Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Fund.

                                   ARTICLE VI

                             VOLUNTARY WITHDRAWALS

         6.1 Withdrawal from After-Tax Contribution. A Participant, in accordance with such administrative procedures adopted by the Committee in its sole discretion, shall be entitled to withdraw from his After-Tax Contribution Account (valued as of the Valuation Date next preceding the withdrawal), any amount up to but not to exceed the balance of such Account as of such date. Upon making such a withdrawal, a Participant shall not be eligible to make future After-Tax Contributions during a 12-month period following the date of such withdrawal.

         6.2 Withdrawal from Pre-Tax Contribution Account. Any Participant who has attained age 59-1/2, in accordance with such administrative procedures adopted by the Committee in its sole discretion, shall be entitled to withdraw from his Pre-Tax Contributions (valued as of the Valuation Date next preceding the withdrawal), any amount up to but not to exceed the balance of such Account as of such date. A withdrawal from the Pre-Tax Contribution Account under this Section shall not affect the Participant's remaining rights hereunder.

         6.3 Withdrawal from Employer Profit Sharing Account and Employer Matching Contribution Account. While it is the primary purpose of the Plan to accumulate funds for the use of Participants when they retire, it is recognized and under certain circumstances it would be in the interests of Participants to make Plan funds available to them while they continue in the Service of the Employer. Accordingly, a Participant may, in accordance with administrative procedures adopted by the Committee in its sole discretion, elect to withdraw a portion of the balance of his Employer Profit Sharing Account or Employer Matching Contribution Account (as well as any contributions specified under Article VI of this Plan) in accordance with the following provisions:

                  (i) A Participant who has completed less than 11 Years of Vesting Service, may not withdraw any amounts then credited to his Employer Profit Sharing Account or Employer Matching Contribution Account.

                  (ii) Subject to subparagraphs (iv) and (v) below, a Participant who has completed 11 or more Years of Vesting Service but less than 16 Years of Vesting Service may elect to withdraw an amount not greater than 15% of his Employer Profit Sharing Account balance or 15% of his Employer Matching Contribution Account balance, determined as of the Valuation Date on which the withdrawal is made, less an amount equal to the sum of all of his prior withdrawals from this Section.

                  (iii) Subject to subparagraphs (iv) and (v) below, a Participant who has completed 16 Years of Vesting Service or more, may elect to withdraw an amount not greater than 30% of his Employer Profit Sharing Account balance or 30% of his Employer Matching Contribution Account balance, determined as of the Valuation Date on which the withdrawal is made, less an amount equal to the sum of all of his prior withdrawals from this Section.

                  (iv) No withdrawals may be made under this Section which would result in reducing a Participant's Employer Profit Sharing Account and Employer Matching Contribution Account balance to less than an amount equal to the Employer contributions credited to the Participant's Employer Profit Sharing Account and Employer Matching Contribution Account during the 24 month period immediately preceding the first day of the Plan Year as of which such withdrawal is effective and payable.

                  (v) No withdrawal may be made under this Section by a Participant to whom a loan has been made under Section 6.7, if as a result of such withdrawal the outstanding balance due (including accrued interest thereon) on such loan would exceed the vested amount of the Participant's Employer Profit Sharing Account balance and Employer Matching Contribution Account balance as of the Valuation Date on which the withdrawal is made.

Payments of any amounts withdrawn pursuant to an election made under this Section will be made to the Participant as soon as practicable after notice of such election is received by the Committee. A Participant shall not be permitted to recontribute to or redeposit in his Accounts any portion of the amounts withdrawn pursuant to this Section.

         6.4 Hardship Withdrawals. A Participant may in accordance with such administrative procedures as may be adopted by the Committee in its sole discretion, at any time file with the Committee an appropriate written request for a hardship withdrawal from his Pre-Tax Contribution Account excluding any Income of the Trust Fund allocated to his Pre-Tax Contribution Account (under the Plan or the Prior Plan) on or after January 1, 1989. The approval or disapproval of such request shall be within the sole discretion of the Committee. A Participant must first withdraw any available amount credited to his Employer Matching Contribution Account, Employer Profit Sharing Account, After-Tax Contribution Account, if any, and Rollover Account, if any, in order to be permitted to make a hardship withdrawal from his Pre-Tax Contribution Account and must also have taken all distributions and loans otherwise available under this Plan and all employee plans maintained by the Participant's Employer to the extent such loans would not themselves cause an immediate and substantial financial need. The Participant must certify that he is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources available to the Participant. The amount of the hardship withdrawal shall be limited to that amount which the Committee determines to be required to meet the immediate financial need created by the hardship including anticipated federal and state income taxes and penalties resulting from the distribution. The hardship withdrawal distribution shall be made in cash as soon as practicable after the Participant submits the hardship request and the dollar amount withdrawn shall be determined by reference to the Pre-Tax Contribution Account as of the Valuation Date immediately preceding the date of withdrawal. A Participant who receives a hardship withdrawal shall be prohibited from making pre-tax contributions and employee contributions to this Plan and any other plan maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for the (i) 12-month period following the date of distribution, if prior to January 1, 2002, or (ii) 6-month period following the date of distribution, if after December 31, 2001. In addition, the dollar limitation on the Pre-Tax Contributions described in Section 4.1 shall be reduced (but not below zero) in the Plan Year following the hardship withdrawal by the amount of Pre-Tax Contributions made by the Participant of the Plan Year during which the withdrawal was made. The following standards (or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied by the Committee on a uniform and non-discriminatory basis in determining the existence of such a hardship:

                  (i) To be considered a hardship for purposes of this Section, the event giving rise to the need for funds must relate to financial hardship resulting from:

                           (1) medical expenses (described in Code Section
                  213(d)) previously incurred by the Participant or the Participant's Spouse or dependents (as defined in Code Section
                  152) or necessary for those persons to obtain medical care (as evidenced by a written estimate thereof);

                           (2) purchase (excluding mortgage payments) of a
                  principal residence for the Participant;

                           (3) payment for tuition for the next 12 months of
                  post secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code Section 152);

                           (4) the need to prevent the eviction of the
                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                           (5) any other event described by the Internal Revenue
                  Service to be deemed to be a heavy and financial need.

                           A person shall be considered to be dependent on the Participant if the Participant certifies that he reasonably expects to be entitled to claim that person as a dependent for Federal income tax purposes for a calendar year coinciding with the Plan Year in which the certification of hardship is made.

                  (ii) A financial need shall be considered immediate if it must be satisfied in substantial part within a period of 12 months from the date on which the Participant certifies his eligibility for a hardship withdrawal.

         6.5 Rollover Account. As of any Valuation Date, a Participant may withdraw an amount not in excess of the balance in his Rollover Account by requesting such a withdrawal in accordance with administrative procedures adopted by the Committee in its sole discretion. The actual payment of the amount to be withdrawn shall occur as soon as administratively practicable following the filing of the request with the Committee. The Valuation Date on which the withdrawal is processed shall determine the Participant's balance in his Rollover Account.

         6.6 In-Service Withdrawal of Vested Account Balance. A Participant who has attained age 70 -1/2 may withdraw any or all of his vested Account balance, determined as of the

Valuation Date on which the withdrawal is made, by requesting such a withdrawal in accordance with the administrative procedures adopted by the Committee in its sole discretion.

         6.7 Loans to Participants. Any Participant who is an Employee (including any such Participant on a Leave of Absence) may make application to borrow from his vested Accounts in the Trust Fund. In addition to Participants who are Employees (including any such Participant on Leave of Absence), loans shall be available to any "alternate payee" with respect to a Participant, but, if and only if, such person is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for exemptions set forth in Department of Labor Regulation
Section 2550.408b-1 to apply to the Plan (herein, together with Participants who are Employees and those on Leave of Absence, collectively referred to as "Borrower"). Upon receipt of a loan application from a Borrower, the Committee may in its discretion direct the Trustee to make a loan to such Borrower to meet any (i) extraordinary expenses incurred on account of accident, sickness or disability, (ii) unreimbursed medical expenses, (iii) educational expenses, (iv) expenses for the purchase of a primary residence for the Borrower, (v) expenses arising from necessary and basic home improvements to the Borrower's primary residence, or (vi) funeral expenses for a member of the Borrower's family. Such loans shall be granted in a uniform and non-discriminatory manner pursuant to the terms and conditions of a written loan procedure that shall be established by the Committee and subject to amendment from time to time and at any time by the Committee, with such written procedure hereby incorporated by reference as a part of the Plan. The amount of the loan when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a) shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (ii) 50% of the present value of Borrower's vested Account balances under the Plan.

                                  ARTICLE VII

                             PARTICIPANTS' BENEFITS

         7.1 Normal Retirement Date. Any Participant who terminates his Service on or after his Normal Retirement Date shall be vested in and entitled to receive the entire amount of his Account balance under the Plan. Upon termination of Service on or after his Normal Retirement Date for any reason, the Committee shall direct the Trustee to make payment of the entire balance of the Participant's Account to him at such time and in such manner as provided in
Article VIII.

         7.2 Disability of Participants. If the Committee shall find and advise the Trustee that Service of a Participant has been terminated because of physical or mental disability, which in the judgment of the Committee, based upon advice of competent physicians of their selection, will permanently prevent such Participant from resuming his Service with an Employer, such Participant shall become fully vested in and entitled to receive the entire amount of his Account balance under the Plan. Payment of benefits due under this Section shall be made at such time and in such manner as provided in Article VIII.

         7.3 Early Retirement Date. A Participant who terminates his Service on or after his Early Retirement Date may apply for an early retirement benefit with the Committee, in the manner prescribed by the Committee in its sole discretion. Upon a Participant's early retirement under this Section, the Committee shall direct the Trustee to make payment of the entire amount of the Participant's Account balance to him at such times and in such manner as provided in Article VIII.

         7.4 Death of Participants. In the event of the termination of Service of any Participant by death, and after receipt by the Committee of acceptable proof of death, in the form and manner determined by the Committee in its sole discretion, his Beneficiary shall be entitled to receive the entire amount in the Participant's Account balance under the Plan, with such Account balance fully vested as of the date of the Participant's death. Payment of benefits due under this Section shall be made at such time and in such manner as provided in
Article VIII.

         7.5 Other Termination of Service.

                  (a) Distributions: In the event of termination of Service of any Participant for any reason other than as provided in Section 7.1, 7.2, 7.3 or 7.4, a Participant shall, subject to the further provisions of this Plan, be entitled to receive the entire amount credited to his After-Tax Contribution Account, Pre-Tax Contribution Account, and Rollover Account and the vested portion of his Employer Profit Sharing Account and Employer Matching Contribution Account, in accordance with the following schedule:

                  (i) For his Employer Profit Sharing Account and the portion of his Employer Matching Contribution Account attributable to Employer Matching Contributions made pursuant to Appendix C hereto, with such appendix hereby incorporated by reference as a part of the Plan, based upon the number of Years of Vesting Service as follows:

             Years of Vesting Service            Vested Percent
             ------------------------            --------------
            Less than  2                               0%
                       2                              10%
                       3                              20%
                       4                              40%
                       5                              60%
                       6                              80%
                       7 or more                      100%


         The foregoing notwithstanding, effective on and after January 1, 2002, Employee Matching Contributions made pursuant to Appendix C hereto shall vest, based upon the number of years of Vesting Service, as follows:


             Years of Vesting Service                 Vested Percent
             ------------------------                 --------------
            Less than  2                                    0%
                       2                                   20%
                       3                                   40%
                       4                                   60%
                       5                                   80%
                       6 or more                           100%


(ii) For the portion of his Employer Matching Contribution Account not attributable to Appendix C, based upon the number of years of Vesting Service as follows:

             Years of Vesting Service                  Vested Percent
             ------------------------                  --------------
            Less than  1                                     0%
                       1                                    20%
                       2                                    40%
                       3                                    60%
                       4                                    80%
                       5 or more                            100%


         If a Participant terminates Service and, at the time of such termination, the present value of the Participant's vested Account balance is zero, the Participant will be deemed to have received a distribution of such vested benefit as of the last day of the Plan Year in which he first incurs a Break in Service.

                  (b) Forfeitures: This Section does not apply to Participants who are fully vested at the time of termination of Service.

                           (i) Forfeitures of Non-vested Account Balance. With respect to a Participant who terminates employment with the Employer with a vested interest (as determined under Section 7.5(a)) in his Employer Contribution Account that is less than 100% and receives a distribution from the Plan of the balance of his vested interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment was terminated, the non-vested portion of such terminated Participant's Employer Contribution Account as of the Valuation Date preceding the distribution date of his Accounts shall become a Forfeiture as of the date his Account balances are distributed (or as of his date of termination of employment if he has no vested interest in his Employer Contribution Account and thus is deemed to have received a distribution of zero dollars on his date of termination of employment).

                           With respect to a Participant who terminates employment with the Employer with a vested interest in his Employer Contribution Account less than 100% and who is not otherwise subject to the forfeiture provision of the foregoing paragraph, the non-vested portion of his Employer Contribution Account shall be forfeited as of the earlier of (1) the last day of the Plan Year in which the Participant first incurs 5 consecutive Breaks in Service as the result of the termination of his Service, or (2) the date of the terminated Participant's death.

                           (ii) Restoration of Forfeited Account Balance. In the event that the non-vested portion of a terminated Participant's Employer Contribution Account becomes a Forfeiture pursuant to Section 7.5(b)(i) above, the terminated Participant shall, upon subsequent reemployment with the Employer prior to incurring 5 consecutive Breaks in Service, have the forfeited amount restored to such Participant's Employer Contribution Account (i.e., Employer Profit Sharing Account and/or Employer Matching Contribution Account, as applicable), unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall only be made if such Participant repays in cash an amount equal to the amount so distributed to him prior to the earlier of (a) the last day of the Plan Year in which the Participant incurs 5 consecutive Breaks in Service; or (b) 5 years after the date of the Participant's reemployment with the Employer (provided that the Participant must be an Employee at the time of repayment). Such restoration shall be made as soon as administratively feasible following the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Section shall be charged against and deducted from Forfeitures for the Plan Year in which such amounts are restored that would otherwise be available for allocation in accordance with Section 4.9. If such Forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by Forfeitures shall be provided by an additional Employer contribution (which shall be subject to current or accumulated earning and profits).

         7.6 Valuation Dates Determinative of Participant's Rights. In the case of any Participant whose Service is terminated for any reason, the amount to which such Participant or his Beneficiary is entitled upon such termination of Service shall be determined as of the Valuation Date coinciding with or next following his termination of Service.

         7.7 In-Service Distributions. No distribution or withdrawal of any benefits under the Plan shall be permitted prior to the Participant's "separation from service, death or disability" within the meaning of Code
Section 401(k) and the regulations thereunder other than a distribution authorized under the Plan upon the occurrence of an event described in, and made in accordance with, Code Section 401(k)(10), any successor provision of the Code or any regulations thereunder.

                                  ARTICLE VIII

                              PAYMENT OF BENEFITS

         8.1 Time of Payment.

                  (a) Normal Retirement. In the event of normal retirement, within the meaning of Section 7.1, payment of a Participant's Account balance under the Plan shall be made as soon as practicable following the Committee's receipt of notice of the Participant's termination of Service, provided the Participant has filed an election to begin his benefit in accordance with Section 8.7. Except as otherwise is provided in Section 8.4, a Participant who continues in the Service of the Employer after his Normal Retirement Date may elect to defer the payment of his Account balance until the earlier of his (1) termination of Service with the Employer or (2) Required Commencement Date. The value of the Participant's Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant's benefit is to begin.

                  (b) Early Retirement. Except as is otherwise provided in
         Section 8.4, in the event of early retirement, within the meaning of
         Section 7.3, payment of a Participant's Account balance under the Plan shall be made as soon as practicable following the Committee's receipt of notice of the Participant's termination of Service, provided the Participant has filed an election to begin his benefit in accordance with Section 8.7. The foregoing notwithstanding, the Participant may elect to defer commencement of his benefit under this Section until his Required Commencement Date. The value of the Participant's Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant's benefit is to begin.

                  (c) Death. Except as is otherwise provided in Section 8.4, in the event of a Participant's termination of Service due to death, within the meaning of Section 7.4, payment of the Participant's entire vested Account balance under the Plan shall be paid to his Beneficiary in a lump sum distribution under Section 8.2(a)(i) or 8.2(b), as applicable, within five years after the date of the Participant's death; provided, however, if the Beneficiary is the Participant's surviving spouse, the deceased Participant's interest shall be distributed to such surviving spouse on or before the date on which the Participant would have attained age 70 1/2; provided further that if the surviving spouse dies before distribution commences to the spouse, distribution of the deceased Participant's interest shall begin on or before the date determined as if the surviving spouse were the Participant. The value of the Participant's Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant's benefit is to be paid. If a Participant's distributions under the Plan commenced prior to his date of death, any remaining portion of the deceased Participant's interest in the Plan shall be distributed at least as rapidly as such interest would have been distributed to him under the method of payment in effect immediately prior to his death.

                  (d) Other Termination of Service. Except as is otherwise provided in Section 8.4, upon a Participant's termination of Service pursuant to Section 7.5, payment of the

         Participant's vested Account balance shall be made as soon as practicable following the Participant's termination of Service, provided the Participant has filed an election to begin his benefit in accordance with Section 8.7, subject to Section 8.6. The value of the Participant's vested Account balance shall be determined as of the Valuation Date that immediately precedes the date payment of the Participant's vested Account balance is to begin.

                  (e) Limitation on Time of Payment. Notwithstanding any provision contained herein to the contrary, unless the Participant elects otherwise, the Trustee shall make payment of the Participant's vested Account benefit not later than 60 days after the latest of the following events occurs:

                           (i) The end of the Plan Year in which the Participant
                  attains age 65;

                           (ii) The end of the Plan Year in which the
                  Participant terminates Service with the Employer; or

                           (iii) The end of the Plan Year in which occurs the
                  10th anniversary of the year in which the Participant commenced participation in the Plan.

         A Participant may elect to defer the payment of his benefits beyond the dates specified above by submitting a written statement to the Committee describing his benefit and the date on which the payment of such benefits shall be made, at the time and in the manner prescribed by the Committee in its sole discretion.

         8.2 Method of Payment.

                  (a) Form of Benefits Prior to January 1, 2003: After any and all required adjustments, the Trustee, in accordance with the direction of the Committee, shall make payments due under Section 8.1 of a Participant's vested Account balance under any one or all of the following methods, as elected by the Participant or Beneficiary:

                           (i) Payment in a lump sum in cash, except that the
                  portion of the Participant's Accounts invested in Company Stock, if any, shall be distributed in cash or in Company Stock, as elected by the Participant, provided that no fewer than 100 shares of Company Stock may be distributed. (Any amounts distributable to or for the benefit of a Participant under Section 7.5 shall be paid only under this Section 8.2(a)(i).)

                           (ii) Payment in a series of substantially equal
                  quarterly or more frequent installments (which quarterly installments shall not be less than $150.00) over a reasonable period of time not exceeding the lesser of 20 years or the normal life expectancy of the payee, determined in accordance with actuarial tables adopted by the Committee for this purpose. A Participant may elect to change the frequency and amount of installments payable to such Participant, provided that such payments are consistent with this paragraph and that the Participant notifies the Committee, in accordance with such procedures that the

                  Committee may, in its sole discretion, adopt during the 31 day period ending on the first day of a Plan Year.

                           (iii) A Participant who (1) terminates his Service on
                  or after his Normal Retirement Date or Early Retirement Date and (2) has 10 Years of Service may elect to receive a distribution of his Account through a series of withdrawals. A Participant eligible to make withdrawals under this Section 8.2(a)(iii) shall provide the Committee with notice of the amount to be withdrawn in the form and manner prescribed by the Committee in its sole discretion. Distributions pursuant to this Section shall commence as soon as administratively practicable after a notice of withdrawal is received, but in no event no later than 120 days after the date on which such notice is received. The Participant's Account balance shall be determined as of the Valuation Date that immediately precedes the date the withdrawal is made.

         Except as otherwise provided herein, in the event payments to or for the benefit of a Participant are to be made in installments under
         Section 8.1(a)(ii) or 8.1(a)(iii), the balance in such Participant's Accounts, after all adjustments under the Plan, shall remain invested in accordance with Sections 9.3 and 9.4. Without regard to the payment amount or frequency elected by a Participant who elects installment payments pursuant to Section 8.2(a)(ii), such payments shall be made only to the extent that the Participant's Account balance is sufficient to allow such payments.

                           Notwithstanding the foregoing to the contrary, the provisions of this Section 8.2(a) shall no longer apply from and after the effective date of the provisions of Section 8.2(b), as provided therein.

                  (b) Form of Benefits On and After January 1, 2003. The provisions of this Section 8.2(b) shall be effective, and apply in lieu of Section 8.2(a), with respect to any benefit that has a distribution commencement date that is on or after January 1, 2003.

                           After any and all required adjustments, the Trustee, in accordance with the direction of the Committee, shall make payments due under Section 8.1 of a Participant's vested Account balance under clause (i) below and/or clause (ii) below if elected by an eligible
         Participant:

                           (i) Payment in a cash lump sum payment, except that
                  the portion of the Participant's Accounts invested in Company Stock, if any, shall be distributed in cash or in Company Stock, as elected by the Participant (or, if applicable under Section 8.1(c), the Beneficiary), provided that no fewer than 100 shares of Company Stock may be distributed.

                           (ii) A Participant who (1) terminates his Service on
                  or after his Normal Retirement Date or Early Retirement Date and (2) has 10 Years of Service may elect to receive a distribution of his Account in quarterly, semi-annual or annual installment payments over a specified term of ten years or less, as elected by the Participant ("Installment Payments"), in the form and manner prescribed by the

                  Committee in its sole discretion. Distributions pursuant to this Section shall commence as soon as administratively practicable after the Participant's election to receive Installment Payments is received by the Committee.

         8.3 Deferral of Payments in the Case of Non-Employee and Non-Eligible Employee Participants. If a Participant's Accounts are retained in the Trust after the date on which he ceases to be an Employee or an Eligible Employee, such Accounts shall continue to be treated as a part of the Trust Fund. The Accounts of such a non-Employee and non-Eligible Employee Participant will be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts but shall not be credited with any further
(i) Employer contributions or (ii) Participant contributions.

         8.4 Cash Out of Vested Account Balance. Notwithstanding any other provision of this Article VIII, if upon termination of a Participant's Service or thereafter the value of the Participant's vested Account balance does not exceed $5,000, the Committee shall direct the Trustee to (i) distribute the value of the Participant's vested Account balance to the Participant or the Participant's Beneficiary in a lump sum cash payment or (ii) if the Participant or Beneficiary so timely elects, rollover such amount to an Eligible Retirement Plan (as defined in Section 8.5(b)), such distribution or rollover to occur at any time prior to a Valuation Date upon which the value of such vested Account balance exceeds $5,000.

         8.5 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under Section 8.2, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution greater than $200 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For the purposes of this section the following definitions shall apply:

                  (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specific period of ten years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities; and a hardship withdrawal described in Code Section 401(k)(2)(B)(i)(IV).

                  (b) "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (c) "Distributee" shall mean a Participant or former Participant of the Plan. In addition, the Participant's or Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         8.6 Required Minimum Distributions. Notwithstanding any provision of this Plan to the contrary, for a Participant attaining age 70-1/2, any benefits to which a Participant is entitled shall commence not later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant's employment terminates (provided, however, that clause (ii) of this sentence shall not apply in the case of a Participant who is a 5% owner (as defined in Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2). Distributions under this Section shall be at least equal to the required minimum distributions under Section 401(a)(9) of the Code; provided, however, that any installment distributions pursuant to this Section for Participants who have not terminated employment shall be made over a period not to exceed 10 years.

                  With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

         8.7 Election to Commence Benefits.

                  (a) General. Except in the case of early retirement under
         Section 7.3, prior to or upon becoming entitled to receive a benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed by the Committee in its sole discretion.

                  (b) Early Retirement Benefits. A Participant who is eligible to apply for an early retirement benefit under Section 7.3 and elects to do so shall file an application therefor with the Committee at the time and in the manner prescribed by the Committee in its sole discretion.

         8.8 Claims for Benefits. Any Participant or the Beneficiary of any deceased Participant may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Committee shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the claimant of its findings. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

                  If a claim is wholly or partially denied, the Committee shall so notify the claimant within 90 days after receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the claimant and shall contain the following:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claims review procedure set forth in
         Section 8.9 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 8.9.

         8.9 Claims Review Procedure. If an application filed by a Participant or Beneficiary under Section 8.2 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied, to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the applicant may wish to present. Within 60 days after receipt of any such request for review, the Committee shall reconsider the application for the benefit in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than 60 days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such 60-day period may be extended to the extent necessary, but in no event beyond the expiration of 120 days after receipt by the Committee of such request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

         8.10 Disputed Benefits. If any dispute still exists between a Participant or a Beneficiary and the Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

         8.11 Optional Forms of Benefits. Notwithstanding anything in the Plan to the contrary, all optional forms of benefits which are "Section 411(d)(6) protected benefits," as described in Treasury Regulations Section 1.411(d)-4, shall continue to be optional forms of benefits for Participants to whom the optional forms apply, notwithstanding any subsequent amendment of the Plan purporting to revise or delete any such optional form of benefit and notwithstanding any contrary provision of this Article VI or Article VIII, unless otherwise permitted by applicable law.

                                   ARTICLE IX

                                TRUST AGREEMENT;
                    INVESTMENT FUNDS; INVESTMENT DIRECTIONS

         9.1 Trust Agreement. The Company has entered into a Trust Agreement governing the administration of the Trust with the Trustee, the provisions of which are herein incorporated by reference as fully as if set out herein. The assets held under said Trust Agreement on behalf of this Plan shall constitute the Trust Fund.

         9.2 Investment Funds. The Trustee shall divide the Trust Fund into such Investment Funds as may be selected from time to time by the Committee. Contributions shall be paid into the Investment Fund or Funds, pursuant to the directions of the Participants given in accordance with the provisions of Sections 9.3 and 9.4 as certified to the Trustee by the Committee. Except as otherwise provided herein, interest, dividends and other income and all profits and gains produced by each such Investment Fund shall be paid into such Investment Fund, and such interest, dividends and other income or profits and gains, without distinction between principal and income, may be invested and reinvested but only in the property hereinabove specified for the particular Investment Fund. The Committee shall have the right to add and/or delete Investment Funds from time to time and at any time.

         9.3 Investment Directions of Participants. Each Participant may direct the investment of the contributions made to his accounts among the Investment Funds available under this Plan; provided that a Participant may invest in Company Stock only in an amount equal to between 1% and 15% (in whole percentages) of the amounts credited to a Participant's Accounts. The Participant shall file such direction with the Committee in accordance with procedures adopted by the Committee, in its sole direction, which shall specify the allocation of contributions among such investment vehicles.

         9.4 Change of Investment Directions. Except as provided in Section 9.3, a Participant or former Participant may modify his investment direction among the various Investment Funds in a increments of 1% (in whole percentages totaling in the aggregate 100% among the Investment Funds) with respect to (i) future contributions (ii) the future investment of prior contributions, or (ii) both, by providing notice of the new investment direction to the Committee, in accordance with applicable procedures. Such change in investment direction shall become effective as soon as administratively practicable. The Committee shall establish an administrative procedure to allow for prompt communication of the investment directions and changes thereto of each Participant to the Trustee. In the event a Participant fails to direct the manner of investing his Accounts as provided herein, such Accounts shall be invested by the Trustee as directed by the Committee in its sole and absolute discretion.

         9.5 Benefits Paid Solely from Trust Fund. All benefits under the Plan shall be paid exclusively from the Trust Fund.

         9.6 Committee Directions to Trustee. The Trustee shall make only such distributions and payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any distributions and payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent certificates and checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

         9.7 Authority to Designate Investment Manager. The Committee may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.

         9.8 Voting of Company Stock. Unless otherwise required by law and except as provided herein, the Trustee shall vote the Company Stock held in the Trust Fund for the respective Accounts of the Plan Participants. On issues where Participants are required to vote the Company Stock allocated to their Accounts or in connection with a tender offer, the Participants shall be entitled to direct the Trustee as to the manner in which the Company Stock shall be voted or whether the such Company Stock shall be tendered. Any such Participant directions may be certified to the Trustee by the Committee or any agent designated thereby in accordance with such administrative procedures as the Committee may, in its sole discretion, adopt. Company Stock with respect to which no such direction shall be received and fractional shares shall be voted by the Trustee in the same proportions as are shares of Company Stock as to which voting instructions have been received or shall be voted or tendered in accordance with the provisions of the Trust Agreement as then in effect. Voting, tender, and similar rights with respect to any other investment option provided under the Plan shall also be passed through to Participant to the extent that the Participant's Account is invested in such option. Any Participant directions with respect to voting, tender or similar rights may be credited to Trustee by the Committee or any agent designated thereby in accordance with such administrative procedures as the Committee may, in its sole and absolute discretion, adopt. With respect to the portion of an investment option with respect to which the Trustee receives no Participant direction shall be voted or tendered, as applicable, in accordance with the provisions of the Trust Agreement as then in effect.

                  Voting, tender, and similar rights with respect to any other investment option provided under the Plan shall also be passed through to Participants to the extent that the Participant's Account is invested in such option. Any Participant directions with respect to voting, tender or similar rights may be credited to Trustee by the Committee or any agent designated thereby in accordance with such administrative procedures as the Committee may, in its sole and absolute discretion, adopt. With respect to the portion of an investment options with respect to which the Trustee receives no Participant direction shall be voted or tendered, as applicable, in accordance with the provisions of the Trust Agreement as then in effect.

                                   ARTICLE X

                    ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                          SEPARATION OF THE TRUST FUND;
                     AMENDMENT AND TERMINATION OF THE PLAN;
               DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

         10.1 Adoptive Instrument. Any corporation or other organization with employees, now in existence or hereafter formed or acquired which is not already an Employer under this Plan and which is otherwise legally eligible, may, with the approval of the Company by action of the Committee, adopt and become an Employer under this Plan by executing and delivering to the Company and the Trustee an adoptive instrument specifying the classification of its Employees who are to be eligible to participate in the Plan and by agreeing to be bound as an Employer by all the terms of the Plan with respect to its eligible Employees. The adoptive instrument may contain such changes and variations in the terms of the Plan as may be acceptable to the Company by action of the Committee. Any such approved organizations which shall adopt this Plan shall designate the Company as its agent to act for it in all transactions affecting the administration of the Plan and shall designate the Committee to act for such Employer and its Participants in the same manner in which the Committee may act for the Company and its Participants hereunder. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become, as to such adopting Employer and its Employees, a part of this Plan. The Company may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

                  It is not a condition of adopting the Plan that each adopting entity agree to make Employer Matching Contributions or Employer Profit Sharing Contributions, to make the same amount of Matching Contributions or Profit Sharing Contributions to the Plan, if any, as the Company, or to allow its Employees to elect to (i) defer the amounts of Compensation specified in Section 4.1, (ii) make After-Tax Contributions in the amounts specified in Section 4.4, and (iii) make rollover contributions to this Plan pursuant to Section 4.10; provided, however, that to the extent an Employer elects not to make all types of contributions or allow its Employees all the elections listed in this sentence, such limits shall be effective only with the Company's consent. The administrative powers and control granted to the Company under the Plan, as now or hereafter provided, including the sole right of amendment of the Plan and Trust and of appointment and removal of the Committee and its successors, shall not be diminished by reason of the participation of any such adopting entity in the Plan and Trust.

         10.2 Separation of the Trust Fund. A separation of the Trust Fund as to the interest therein of the Participants of any particular Employer may be requested by an Employer at any time pursuant to the procedures set forth in
Section 10.3. In the event such a separation is approved, as provided in Section 10.3, the Trustee shall set apart that portion of the Trust Fund which shall be allocated to such Participants pursuant to a valuation and allocation of the Trust Fund made in accordance with the procedures set forth in Sections 5.2 and 5.4, but as of the date when such separation of the Trust Fund shall be effective. Such portion may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust Fund. That portion of the Trust Fund so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate trust agreement with the Trustee. Such Employer may in such event designate a new trustee of its selection to act as trustee under such separate trust agreement. Such Employer shall thereupon be deemed to have adopted the Plan as its own separate plan, and shall subsequently have all such powers of amendment or modification of such plan as are reserved herein to the Company.

         10.3 Voluntary Separation. If any Employer shall desire to separate its interest in the Trust Fund under Section 10.2, it shall request such a separation in a notice in writing to the Company, the Committee and the Trustee. Any such separation shall not be permitted or effective unless and until consented to and approved by the Committee, in its sole discretion. If the Committee so consents to and approves of the separation, such separation shall then be made as of the date established by the Committee, and only then shall such separation be accomplished in the manner set forth in Section 10.2.

         10.4 Amendment of the Plan: Except as otherwise expressly provided in this Section, (i) the Company shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) at any time and from time to time to the extent that it may deem advisable and (ii) the Committee shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) to modify the administrative provisions of the Plan, to change the Investment Funds offered under the Plan and for any changes required by applicable law or by the Internal Revenue Service to maintain the qualified status of the Plan and related Trust at any time and from time to time to the extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors of the Company or the Committee, as the case may be, and executed by an appropriate officer of the Company or member of the Committee. Upon delivery by the Company of such an instrument amending the Plan to the Trustee, this Plan shall be deemed to have been amended or modified in such manner and to such extent and effective as of the date therein set forth, and thereupon any and all Participants whether or not they shall have become such prior to such amendment or modification shall be bound thereby. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the Account of any Participant or shall decrease any Participant's vested interest in his Account. No amendment shall directly or indirectly reduce a Participant's non-forfeitable vested percentage in his benefits under Section 7.5 of this Plan, unless each Participant having not less than three years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits computed under the provisions of Section 7.5 without regard to the amendment. Such election shall be available during an election period, which shall begin on the date such amendment is adopted, and shall end on the latest of (i) the date 60 days after such amendment is adopted, (ii) the date 60 days after such amendment is effective, or (iii) the date 60 days after such Participant is issued written notice of the amendment by the Committee or the Employer. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan.

         10.5 Acceptance of Amendment by Employers. The Company shall deliver to each other Employer any amendment to this Plan or the Trust Agreement by the Company or the Committee. Each such Employer will be deemed to have consented to such amendment upon the Company's execution thereof.

         10.6 Termination of the Plan. A termination of the Plan as to any particular Employer (and only as to any such particular Employer) shall occur under the following circumstances:

                  (a) The Plan may be terminated by the delivery to the Committee of an instrument in writing approved and authorized by the board of directors of such Employer and the consent to and approval of such termination by the Committee upon the recommendation of the Board of Directors of the Company. In such event, termination of the Plan shall be effective as of any subsequent date specified in such instrument or such other date consented to by the Committee and approval and authorized by the board of directors of such Employer in a written instrument.

                  (b) Except as otherwise provided in this Article X, the Plan shall terminate effective at the expiration of 60 days following the merger into another corporation or dissolution of any Employer, or following any final legal adjudication of any Employer as a bankrupt or an insolvent, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization has (i) become the Employer of more than 50% of those Employees of such Employer who are then Participants under this Plan and (ii) adopted the Plan as to its Employees. In any such event the interest in the Plan of any Participant whose employment may not be continued by the successor shall be fully vested as of the date of termination of his Service, and shall be payable in cash or in kind within 6 months from the date of termination of his Service.

                  (c) In the event of termination of the Plan as herein provided, any amounts attributable to a Participant's Pre-Tax Contributions may not be distributed earlier than upon one of the following events:

                           (i) The Participant's retirement, death, disability
                  or separation from Service;

                           (ii) The termination of the Plan without
                  establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

                           (iii) The Participant's attainment of age 59 1/2, or
                  the Participant's hardship;

                           (iv) The sale or other disposition by an Employer to
                  an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

                           (v) The sale or other disposition by an Employer of
                  its interest in a subsidiary to an unrelated entity but only with respect to Employees who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

                  A distribution may be made pursuant to the provisions of subparagraphs (iv) and (v) of this Section 10.6(c) only if the Employer continues to maintain the plan after the disposition. A distribution may be made pursuant to subparagraphs (ii), (iv) and (v) of this Section 10.6(c) only if the distribution is a lump-sum distribution.

         10.7 Liquidation and Distribution of Trust Fund Upon Termination. In the event a complete or partial termination of the Plan in respect of any Employer shall occur, a separation of the Trust Fund in respect of the affected Participants of such Employer shall be made as of the effective date of such termination of the Plan in accordance with the procedure set forth in Section
10.2. Following separation of the Trust Fund in respect of the Participants of any Employer as to whom the Plan has been terminated, the assets and properties of the Trust Fund so set apart, other than Company Stock, shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate trust funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust Fund. Following such partial reduction of such Trust Fund to cash, the Accounts of the Participants shall then be valued as provided in Sections 5.2 and 5.4 and shall be fully vested, whereupon each such Participant shall become entitled to receive the entire amount in his Account in cash and/or Company Stock, as directed by the Committee. The terminating Employer shall promptly advise the appropriate District Director of the Internal Revenue Service of such complete or partial termination. Any distribution due to the termination of the Plan will be made in accordance with the requirements of Code Sections 401(a)(11), 411(d)(6) and 417.

         10.8 Effect of Termination or Discontinuance of Contributions. If any Employer shall terminate or partially terminate the Plan as to its Employees, then all amounts credited to the Accounts of the Participants of such Employer with respect to whom the Plan has terminated shall become fully vested and non-forfeitable. If any Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the meaning of Section 1.401-6(c) of the regulations under the Code, then all amounts credited to the Accounts of the Participants of such Employer shall become fully vested and non-forfeitable, and throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

         10.9 Merger of Plan with Another Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                  (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                  (b) Resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                  (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

         10.10 Consolidation or Merger with Another Employer. Notwithstanding any provision of this Article X to the contrary, upon the consolidation or merger of two or more Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust of the Employers involved, and their shares of the Trust Fund shall, subject to the provisions of Section 10.9, be merged and thereafter be allocable to the surviving Employer or organization for its Participants and their Beneficiaries.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Terms of Employment. The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

         11.2 Controlling Law. Subject to the provisions of ERISA, this Plan shall be construed, regulated and administered under the laws of the State of Texas.

         11.3 Invalidity of Particular Provisions. In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

         11.4 Non-Alienation of Benefits. Except as otherwise provided below and with respect to certain judgments and settlements pursuant to Section 401(a)(13) of the Code, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, transfer assign, pledge, encumber or charge the same shall be voided and no such benefit shall in any manner be liable for, or subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to the extent as may be required by law.

                  This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Participant, the Committee may authorize the immediate distribution of the amount assigned to the Participant's former spouse pursuant to such order, to the extent vested and permitted by law, from the Participant's Accounts.

         11.5 Payments in Satisfaction of Claims of Participants. Any payment or distribution to any Participant or his legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

         11.6 Payments Due Minors and Incompetents. If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due such person to be made to another for the benefit of such minor or incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. To the extent permitted by ERISA, payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

         11.7 Impossibility of Diversion of Trust Fund. Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever directly or indirectly revert to any Employer.

         11.8 Litigation Against the Trust. If any legal action filed against the Trustee, the board of directors of any Employer, the Committee, or against any member or members of the Committee or its designees, by or on behalf of any Participant or Beneficiary, has a result adverse to such Participant or to such Beneficiary, the Trustee shall reimburse itself, the applicable board(s) of directors, the Committee and any member or members of the Committee or its designees or the applicable board(s) of directors, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to such Participant or Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent permitted under Section 401(a)(13) of the Code.

         11.9 Evidence Furnished Conclusive. The Employer, the Committee and any person involved in the administration of the Plan or management of the Trust Fund shall be entitled to reply upon any certification, statement or representation made or evidence furnished by a Participant or Beneficiary with respect to facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation or evidence, upon being duly made or furnished, shall be conclusively binding upon such Participant or Beneficiary but not upon the Employer or the Committee or any other person involved in the administration of the Plan or management of the Trust Fund. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation or evidence or to relieve the Participant or Beneficiary from the duty of submitting satisfactory proof of such fact.

         11.10 Copy Available to Participants. A copy of the Plan, and of any and all future amendments thereto, shall be provided to the Committee and shall be available to Participants and, in the event of the death of a Participant, to his Beneficiary, for inspection at the offices of Centex Corporation during its regular office hours.

         11.11 Unclaimed Benefits. If at, after or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Participant, Beneficiary or other distributee at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Participant, Beneficiary or distributee shall fail to furnish the same to the Committee within a reasonable period of time 2 years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) had occurred on the date of the last payment made thereon, or on the date such Participant, Beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made out of the Forfeitures for the Plan Year during which such claim was filed with the Committee (as provided in Section 4.9); and, if Forfeitures for the Plan Year are insufficient to reinstate such amounts, by the mandatory contribution by the Employer allocated solely to such reinstatement.

         11.12 Headings for Convenience Only. The headings and subheadings herein are inserted for convenience of reference only and are not to be used in construing this instrument or any provision thereof.

         11.13 Successors and Assigns. This agreement shall bind and inure to the benefit of the successors and assigns of the Employers.

                                  ARTICLE XII

                          TOP-HEAVY PLAN REQUIREMENTS

         12.1 General Rule. For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 12.7, despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XII.

         12.2 Vesting Provisions. Each Participant who has completed an Hour of Service after the Plan becomes top-heavy and while the Plan is top-heavy and who has completed the Vesting Service specified in the following table shall be vested in his account under this Plan at least as rapidly as is provided in the following schedule; except that the vesting provision set forth in Section 7.5 shall be used at any time in which it provides for more rapid vesting:


             Years of Vesting Service                   Vested Percent
             ------------------------                   --------------
               Less than 1                                    0%
                         1                                   10%
                         2                                   20%
                         3                                   45%
                         4                                   70%
                         5 or more                          100%


If an account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of re-employment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which employer contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top-heavy, the preceding schedule shall continue to apply with respect to any Participant who had at least three years of service (as defined in Treasury Regulation Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top-heavy. For all other Participants, the vested percentage provided in the preceding schedule prior to the date the Plan ceases to be top-heavy shall not be reduced.

         12.3 Minimum Contribution Percentage. Each Participant who is (i) a Non-Key Employee, as defined in Section 12.7 and (ii) employed on the last day of the Plan Year will be entitled to have contributions and forfeitures (if applicable) allocated to his account of not less than 3% (the "Minimum Contribution Percentage") of the Participant's Compensation. This minimum allocation percentage shall be provided without taking pre-tax contributions into account. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including forfeitures if applicable) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the contributions

(including forfeitures if applicable) made for such Key Employee by his total compensation (as defined in Section 415 of the Code) not in excess of (x) $170,000 for the Plan Year prior to January 1, 2002, or (y) $200,000 for a Plan Year after December 31, 2001. Such amount will be adjusted in the same manner as the amount set forth in Section 12.4 below.

                  Contributions considered under the first paragraph of this
Section 12.3 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 12.7 below), but will not include Employer contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

                  Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

         12.4 Limitation on Compensation. The annual compensation of a Participant taken into account under this Article XII and under Article I for purposes of computing benefits under this Plan shall not exceed (i) $170,000 prior to January 1, 2002, or (ii) $200,000 after December 31, 2001. Such amount shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to Code Section 401(a)(17)(B) and regulations for the calendar year in which such Plan Year commences.

         12.5 Coordination With Other Plans. In the event that another defined contribution or defined benefit plan maintained by the Employer or an Affiliate (hereinafter in this Section collectively referred to as a "Considered Company") provides contributions or benefits on behalf of Participants in this Plan, such other plan shall be treated as a part of this Plan pursuant to principles prescribed by applicable U.S. Treasury Regulations or IRS rulings to determine whether this Plan satisfies the requirements of Sections 12.2, 12.3 and 12.4 and to avoid inappropriate omissions or inappropriate duplication. If a Participant is covered both by a top-heavy defined benefit plan and a top-heavy defined contribution plan, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum. Such determination shall be made upon the advice of counsel by the Committee which shall, if necessary, cause benefits or contributions to be made sufficient.

         12.6 Distributions to Certain Key Employees. Notwithstanding any other provision of this Plan to the contrary, the entire interest in this Plan of each Participant who is a 5% owner (as described in Section 416(i)(1)(A) of the Code determined with respect to the Plan Year ending in the calendar year in which such individual attains age 70 1/2) shall be distributed to such Participant not later than the first day of April following the calendar year in which such individual attains age 70 1/2.

         12.7 Determination of Top-Heavy Status. The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan (determined as of the Valuation Date) for Participants (including former Participants) who are Key Employees exceeds 60% of the aggregate of the accounts of all Participants, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

                  For purposes of this Section, the capitalized words have the following meanings:

                  (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

                           1. Each plan of a Considered Company in which a Key
                  Employee is a participant in the Plan Year containing the Determination Date, or any of the four preceding Plan Years; and

                           2. Each other plan, including collectively bargained
                  plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or 410 of the Code.

         The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

                  (c) "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

                           1. An officer of a Considered Company having an
                  annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

                                    (A)     50 employees; or

                                    (B) 10% of the employees or, if greater than
                           10%, 3 employees.

                  For this purpose, the highest paid officers shall be selected.

                           2. One of the ten Employees owning (or considered as
                  owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) the largest interests in the Considered Company. An employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other employees own a greater interest than that employee. However, an employee will not be considered a top 10 owner for a Plan Year if the employee earns less than the maximum dollar limitation on annual additions to a Participant's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

                           3. Any person who owns (or is considered as owning,
                  within the meaning of the constructive ownership rules of
                  Section 416(i)(1)(B) of the Code) more than 5% of the outstanding stock of a Considered Company or stock possessing more than 5% of the combined voting power of all stock of the Considered Company.

                           4. Any person who has an annual compensation from the
                  Considered Company of more than $150,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than 1% of the outstanding stock of the Considered Company or stock possessing more than 1% of the total combined voting power of all stock of the Considered Company. For purposes of this subsection, compensation means all items includable as compensation for purpose of applying the limitations on annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

         For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and
         (iv), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

                  (b) "Non-Key Employee" means any Employee (and any Beneficiary of an Employee) who is not a Key Employee.

                  (c) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

                  (d) "Valuation Date" means for purposes for determining the present value of an accrued benefit as of the Determination Date the date determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q&A. T-25 of Treasury Regulations Section 1.416-1.

                  (e) For purposes of this Article, "Compensation" shall have the meaning given to it in Section 5.3(iii)(5) of the Plan.

                  In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

                  (i) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan or account balance). The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                  (ii) In determining the present value of the cumulative accrued benefit (for this purpose using the actuarial assumptions set forth in the applicable pension plan) or the amount of the account of any employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

                  (iii) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                           1. If the rollover contribution (or similar transfer)
                  is initiated by the employee and made to or from a plan maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it before December 31, 1983.

                           2. If the rollover contribution (or similar transfer)
                  is not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value of such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value of such account.

                  (iv) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee shall be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision shall apply following the end of such period of time.

         12.8 Modification of Top-Heavy Rules.

                  (a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years, and, as applicable, amends this
         Article XII of the Plan.

                  (b) Determination of Top-Heavy Status.

                           1. "Key Employee" means any Employee or former
                  Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Considered Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Considered Company, or a 1-percent owner of a Considered Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                           2. This subparagraph (2) shall apply for purposes of
                  determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

                                    (A) Distributions during year ending on the
                           Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                                    (B) Employees not performing services during
                           year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for a Considered Company during the 1-year period ending on the Determination Date shall not be taken into account.

                  (c) Minimum Benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

                                  ARTICLE XIII

                            TESTING OF CONTRIBUTIONS

         13.1 Definitions. For purposes of this Article XIII, the capitalized words have the following meanings:

                  (a) "After-Tax Contributions" shall mean the amounts contributed to the Trust Fund pursuant to Section 4.4.

                  (b) "Compensation" shall mean the Employee's total Compensation, as defined in Section 414(s) of the Code, for services rendered to an Employer during the Plan Year. Such Compensation shall be limited to (1) $170,000, prior to January 1, 2002, and (2) $200,000, after December 31, 2001, as adjusted pursuant to Code Section 401(a)(17)(B).

                  (c) "Employer Matching Contributions" shall mean the amounts contributed to the Trust Fund by the Employer pursuant to Section 4.2.

                  (d) "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under
         Section 414(q) of the Code, including any Employee and any employee of an Affiliate who:

                           (a) was a 5% owner during the current Plan Year or
                  prior Plan Year; or

                           (b) received Compensation during the Plan Year (as
                  defined in Section 5.3(iii)(5) in excess of $85,000 or such other dollar amount as may be prescribed by the Secretary of the Treasury or his DELEGATE, excluding Employees described in Code Section 414(p)(8).

         In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer. A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service, or
         (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55.

                  (e) "Pre-Tax Contributions" shall mean the amounts contributed to the Trust Fund out of a Participant's Compensation pursuant to
         Section 4.1.

                  (f) "Qualified Matching Contributions" shall mean Employer Matching Contributions which are allocated to eligible Participants within a Plan Year in which the Plan failed to satisfy the Actual Deferral Percentage Limits set forth in Section 13.3, which satisfy the non-forfeitability and distribution requirements for elective contributions when they are contributed to the Plan in accordance with Treasury

         Regulation 1.401(k)-1(g)(13)(iii), which satisfy the requirements of Treasury Regulation 1.401(k)-1(b)(5) and which may be used in the determination of Actual Deferral Percentages to help in satisfying the limits of Section 13.3. Qualified Matching Contributions which are used in applying the Actual Deferral Percentage test may not be used in applying the Contribution Percentage test.

         13.2 Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year which relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election), over

                  (b) The Employee's Compensation for such Plan Year.

                  To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Actual Deferral Percentage all or part of the Qualified Matching Contributions made under this Plan or any other Plan of the Employer.

                  The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation. An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Code Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions and receives no Supplemental Contributions is zero.

                  For the 1997, 1998, 2000 and thereafter Plan Years, the Plan uses the Actual Deferred Percentage for Participants who are Highly Compensated Employees and non-Highly Compensated Employees for the current Plan Year in performing the non-discrimination testing required under this Section for the current Plan Year. For the 1999 Plan Year, the Plan uses the Actual Deferred Percentage for Participants who are Highly Compensated Employees for the current Plan Year and non-Highly Compensated Employees for the prior Plan Year in performing the nondiscrimination testing required under this Section for the 1999 Plan Year.

         13.3 Actual Deferral Percentage Limits. The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

                  (a) The Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25; or

                  (b) The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times
         2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 13.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code
Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and if two or more plans are permissively aggregated for purposes of Code Section 401(k) the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 13.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purpose of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                  An eligible Employee for purposes of computing the actual deferral percentage is defined in Regulation Section 1.401(k)-1(g)(4).

         13.4 Reduction of Pre-Tax Contribution Rates by Leveling Method. If on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 13.3 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 13.3 pursuant to the leveling method, as provided in Section 13.6. The Committee may, in accordance with such uniform rules and procedures as it may in its discretion prescribe, permit a Participant whose Pre-Tax Contributions are reduced under this paragraph, to elect to recharacterize a like amount as After-Tax Contributions. Notwithstanding the foregoing, however, recharacterized Pre-Tax Contributions shall, for all other purposes of this Plan except this Article XIII, continue to be treated as Pre-Tax Contributions and not as After-Tax Contributions. The Committee may also allow the Participant to make an election to reduce his Pre-Tax Contribution rate for the remainder of any Plan Year in which the Committee determines, based on the Pre-Tax Contribution rates elected by Participants, that neither of the tests contained in Section 13.3 will be satisfied, and to receive a distribution as of the end of the Plan Year of any such excess Pre-Tax Contributions.

         13.5 Increase in Pre-Tax Contribution Rates. If a Participant's Pre-Tax Contribution rate is reduced below the level necessary to satisfy either (a) or
(b) of Section 13.3 for the Plan Year, such Participant may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section 13.3. Such an increase in the Pre-Tax Contribution rate shall be made by

Participants on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

         13.6 Excess Pre-Tax Contributions. As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 13.3 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Participants who are among the Highly Compensated Employees may be recharacterized or distributed and shall be considered as taxable income to such Participants in the manner provided below based on the amount of Pre-Tax Contributions. Any amounts recharacterized as After-Tax Contributions shall be transferred to the comparable After-Tax Contribution Accounts of such Participants as of the end of such Plan Year; provided, however, that such recharacterized amounts shall continue to be treated as Pre-Tax Contributions for all other purposes of the Plan. If the excess Pre-Tax Contributions are not recharacterized, such excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, shall be distributed to the affected Participants with within 2-1/2 months following the end of such Plan Year, if administratively feasible, but not later than 12 months following the end of such Plan Year. Such income shall include the allocable gain or loss for the Plan Year.

                  The amount of any excess Pre-Tax Contributions to be recharacterized or distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.1 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Participants or recharacterized as After-Tax Contributions no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Participant may defer under (a) or (b) of Section
13.3 and then reducing the Actual Deferral Percentage of some or all of such Participants through the distribution of such excess Pre-Tax Contributions of such Participants, on the basis of the amount of Pre-Tax Contributions of such Participants, as necessary to reduce the overall Actual Deferral Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 13.3, according to the following procedures:

                  (a) The Pre-Tax Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of Pre-Tax Contributions shall be reduced to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount of Pre-Tax Contributions;

                  (b) The reduction amount determined in the preceding sentence shall be distributed to the Highly Compensated Employee or Employees who had the highest dollar amount of Pre-Tax Contributions prior to such reduction; and

                  (c) The procedures in clauses (a) and (b) above shall be repeated until the total excess Pre-Tax Contributions are distributed and compliance is achieved under (a) or (b) of Section 13.3 hereof.

                  If these distributions are made, the Actual Deferral Percentage is treated as meeting the non-discrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of recharacterizing excess Pre-Tax Contributions under Section 401(k)(8)(A)(ii) of the Code. For purposes of
Section 401(m)(9) of the Code, if a corrective distribution of excess Pre-Tax Contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code.

                  The income or loss attributable to the Participant's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Pre-Tax Contributions Account for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contributions and the denominator of which is the Participant's Pre-Tax Contributions Account. Unless the Committee elects otherwise, the income or loss attributable to the Participant's excess Pre-Tax Contributions for the period between the end of the Plan Year and the date of distribution shall be determined using the safe harbor method set forth in Treasury Regulations to
Section 401(k) of the Code, and shall be equal to 10% of the allocable income or loss for the Plan Year, calculated as set forth immediately above, multiplied by the number of calendar months that have elapsed since the end of such Plan Year. A calendar month shall be deemed to have elapsed and shall be counted as a full month for this purpose if the distribution of excess Pre-Tax Contributions is made after the 15th day of that month; otherwise such distribution shall be treated as having been made on the last day of the preceding month. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

         13.7 Contribution Percentage. The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) The total of the Employer Matching Contributions and the After-Tax Contributions (the "Aggregate Contributions") paid under the Plan on behalf of each Employee for such Plan Year which are made on account of the Employee's Contributions for the Plan Year, are allocated to the Employee's Employer Contribution Account during such Plan Year and are paid to the Trust no later than the end of the next following Plan Year, to

                  (b) The Employee's Compensation for such Plan Year.

To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Contribution Percentage, pre-tax contributions made under this Plan or any other plan of the Employer. A Participant's Contribution Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to Section 4.1, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 13.6.

         13.8 Contribution Percentage Limits. The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

                  (a) The Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25; or

                  (b) The lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

                  In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan. If two or more plans are permissively aggregated for the purposes of Code Section 410(b) (other than the average benefit percentage test) then the Contribution Percentage shall be determined as if all such plans were a single plan.

                  For the 1997, 1998, 2000 and thereafter Plan Years, the Plan uses the Contribution Percentage for Participants who are Highly Compensated Employees and non-Highly Compensated Employees for the current Plan Year in performing the non-discrimination testing required under this Section for the current Plan Year. For the 1999 Plan Year, the Plan uses the Contribution Percentage for Participants who are Highly Compensated Employees for the current Plan Year and non-Highly Compensated Employees for the prior Plan Year in performing the nondiscrimination testing required under this Section for the 1999 Plan Year.

         13.9 Treatment of Excess Aggregate Contributions. If neither of the tests described in (a) or (b) of Section 13.8 are satisfied, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. Such income shall include the allocable gain or loss for (i) the Plan Year and (ii) the period between the end of the Plan Year and the date of distribution. The income or loss attributable to the Participant's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Employer Contribution Account and After-Tax Contribution Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the Participant's total Employer Contribution Account and After-Tax Contribution Account. Unless the Committee elects otherwise, the income or loss attributable to the Participant's excess

Aggregate Contributions for the period between the end of the Plan Year and the date of distribution shall be determined using the safe harbor method set forth in Treasury Regulations to Code Section 401(m), and shall be equal to 10% of the allocable income or loss for the Plan Year (as calculated immediately above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. A calendar month shall be deemed to have elapsed and a full month shall be counted for this purpose if the distribution of excess Aggregate Contributions is made after the 15th day of that month; otherwise such distribution shall be treated as having been made on the last day of the preceding month.

                  The excess Aggregate Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 13.8 and then reducing the Contribution Percentage of some or all of such Participants whose contribution Percentage exceeds the maximum through the distribution or forfeiture of the excess Aggregate Contributions, on the basis of the amount of such excess contributions attributable to such Participants, as necessary to reduce the overall Contribution Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 13.8 as necessary according to the following procedures:

                  (a) The Aggregate Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of such contributions shall be reduced to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount of such contributions;

                  (b) The reduction amount determined in the preceding sentence shall be forfeited by or, if not forfeitable, distributed to the Highly Compensated Employee or Employees who had the highest dollar amount of Aggregate Contributions prior to such reduction; and

                  (c) The procedures in clauses (a) and (b) above shall be repeated until the total excess Aggregate Contributions are forfeited and/or distributed and compliance is achieved under (a) or (b) of
         Section 13.9 hereof.

                  If these forfeitures and/or distributions are made, the Contribution Percentage is treated as meeting the non-discrimination test of
Section 401(m)(2) of the Code regardless of whether the Contribution Percentage, if recalculated after such forfeitures and/or distributions would satisfy
Section 401(m)(2) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Aggregate Contributions has been made, the Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount under Section 401(m)(2) of the Code.

                  For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Matching Contributions and the After-Tax Contributions on behalf of the Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest 1/100 of 1% of the Employee's Compensation.

                  Notwithstanding anything in this Plan to the contrary, any Employer Matching Contributions attributable to a Participant's Pre-Tax Contributions which are distributed to a Participant pursuant to the requirements of the Article XIII, will be forfeited.

         13.10 Multiple Use of Alternative Limitation. The rules set forth in Treasury Regulation Section 1.401(m)-2(b) for determination of multiple use of the alternative methods of compliance with respect to Sections 13.3(b) and 13.8(b) are hereby incorporated into the Plan. If a multiple use of the alternative limitation occurs with respect to two or more plans or arrangements maintained by an Employer, it shall be treated as an excess Aggregate Contribution and must be corrected by reducing the actual contribution ratio of Highly Compensated Employees eligible both to make elective contributions to receive matching contributions under the 401(k) arrangement or to make contributions under the 401(m) plan. Such reduction shall be by the leveling process set forth in Section 13.9.

                  The foregoing to the contrary notwithstanding, the multiple use test described in Treasury Regulation Section 1.401(m)-2(b) and this Section shall not apply for Plan Years beginning after December 31, 2001.

                  IN WITNESS WHEREOF, Centex Corporation has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this _____ day of _______________________, 2001, but effective as of January 1, 2001.

                                           CENTEX CORPORATION


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



ATTEST:



--------------------------------
Secretary

                       PROFIT SHARING AND RETIREMENT PLAN
                              OF CENTEX CORPORATION

                    (As Amended and Restated January 1, 2001)

                                   APPENDIX A

                           DEFINITION OF COMPENSATION

                  This Appendix A forms part of the Profit Sharing and Retirement Plan of Centex Corporation, amended and restated effective January 1, 2001 (the "Plan"). Terms used in this Appendix A shall have the meanings ascribed to them in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix A govern adjustments to the definition of "Compensation" under Article I of the Plan, as permitted under such definition, as follows:

                  A.1 Definition of Compensation: The definition of "Compensation" shall include bonuses by formula and commissions with respect to Eligible Employees who are employed by Cavco Industries, LLC.

                  A.2 Election by Employers: The provisions of this Appendix A shall also apply to an Employer that elects the provisions of this Appendix A, as of the effective date of such election, subject to the consent and approval of the Committee.

                       PROFIT SHARING AND RETIREMENT PLAN
                              OF CENTEX CORPORATION

                    (As Amended and Restated January 1, 2001)

                                   APPENDIX B

               ELIGIBILITY FOR EMPLOYER MATCHING CONTRIBUTIONS AND
                      EMPLOYER PROFIT SHARING CONTRIBUTIONS

                  This Appendix B forms part of the Profit Sharing and Retirement Plan of Centex Corporation, amended and restated effective January 1, 2001 (the "Plan"). Terms used in this Appendix B shall have the meanings ascribed to them in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix B govern adjustments to the definition of "Eligible Employee" under Article I of the Plan for purposes of determining eligibility for Employer Matching Contributions and Employer Profit Sharing Contributions, subject to satisfying the other requirements under the Eligible Employee definition, as follows:

                  B.1 Eligibility for Employer Matching Contributions: The following Employees shall be Eligible Employees for Employer Matching Contributions and shall not be eligible for Employer Profit Sharing
         Contributions:

                           (a) Commissioned Loan Officers employed by CTX
                  Mortgage or an affiliated business arrangement that participates in the Plan.

                           (b) Loan Officers in any origination channel,
                  including direct, retail, and broker sales, employed by Centex Home Equity Corporation.

                           (c) Account Executives in Broker Sales employed by
                  Centex Home Equity Corporation.

                           (d) Sales people and Commissioned Design Center
                  counselors employed by Centex Homes.

                           (e) All Eligible Employees of Centex HomeTeam
                  Services.

                           (f) All Eligible Employees of Cavco Industries, LLC.

                           (g) All Eligible Employees of Advanced Financial
                  Technology, Inc.

                           (h) All Eligible Employees of Wayne Homes.

                           (i) All Eligible Employees of Westwood Insurance
                  Agency, Inc., Benefit Land Title Company, and Optima IS.Com
                  LLC.

                           (j) Effective July 1, 2001, all new Eligible
                  Employees of Centex Title and Ancillary Services, Inc., Commerce Land Title, Inc., Metropolitan Title & Guaranty, Inc., Metropolitan Tax Service, Inc. and Dundee Insurance Agency, Inc.

                  B.2 Eligibility for Employer Profit Sharing Contributions: The following Employees shall be Eligible Employees for Employer Profit Sharing Contributions and shall not be eligible for Employer Matching
         Contributions:

                           (a) Eligible Employees who are in positions
                  designated by an Employer as "Branch Managers." In accordance with the provisions of this Section B.2, a Branch Manager may make a one-time election to be eligible for Employer Matching Contributions to the extent such Branch Manager otherwise continues as an Eligible Employee. In the event the Branch Manager makes such an election, he shall thereafter be ineligible for Employer Profit Sharing Contributions, subject to subsection (c) below.

                           (b) An election pursuant to this Section B.2 must be
                  made during the Election Period (as defined below) and in the form and manner prescribed by the Committee. With respect to an Eligible Employee who first becomes a Branch Manager during a Plan Year, the "Election Period" shall mean the period set by the Committee, but effective beginning January 1 of the Plan Year next following the Election Period.

                           (c) In the event that an Employee who otherwise
                  continues as an Eligible Employee is no longer employed as a Branch Manager, then such Eligible Employee shall continue to be treated as a Branch Manager subject to this Section B.2 until the beginning of the next Plan Year, at which time such Employee shall be subject to the otherwise applicable provisions of the Eligible Employee definition under Article I of the Plan Section.

                       PROFIT SHARING AND RETIREMENT PLAN
                              OF CENTEX CORPORATION

                    (As Amended and Restated January 1, 2001)

                                   APPENDIX C

                                     VESTING

                  This Appendix C forms part of the Profit Sharing and Retirement Plan of Centex Corporation, amended and restated effective January 1, 2001 (the "Plan"). Terms used in this Appendix C shall have the meanings ascribed to them in the Plan, unless the context clearly indicates otherwise. The provisions of this Appendix C govern vesting in Employer Matching Contributions under Section 7.5(a) of the Plan, as follows:

                  C.1 Section 7.5(a) of the Plan provides that Employer Matching Contributions shall vest in accordance with the vesting schedule set forth therein to the extent provided under this Appendix C. The vesting schedule in Section 7.5(a)(i) shall apply with respect to Employer Matching Contributions allocated to:

                           (a)      Eligible Employees of Cavco Industries, LLC.

                           (b)      Advanced Financial Technology, Inc.

                           (c)      Westwood Insurance Agency, Inc.

                           (d)      Benefit Land Title Company.

                           (e)      Optima IS.Com LLC.

                           (f) Effective July 1, 2001, all new Eligible Employees of Centex Title and Ancillary Services, Inc., Commerce Land Title, Inc., Metropolitan Title & Guaranty, Inc., Metropolitan Tax Service, Inc. and Dundee Insurance Agency, Inc.

                  C.2 Section 7.5(a)(ii) shall also apply to any Employer Matching Contributions made to Eligible Employees of an Employer that elects that such Employer Matching Contributions shall be subject to the vesting schedule set forth in Section 7.5(a); provided, however, that if such Employer has previously made Employer Matching Contributions subject to the vesting schedule set forth in Section 7.5(a)(ii), then the change in vesting schedule shall be treated as an amendment to the vesting schedule with respect to Eligible Employees of such Employer and the provisions of Section 10.4, regarding amendments to a vesting schedule, shall apply. An Employer's election pursuant to this Appendix C shall be effective only with the consent and approval of the Committee.


                                      C-1